Exhibit 2.1


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                            ASSET PURCHASE AGREEMENT

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                                 BY AND BETWEEN

                               MEDSOLUTIONS, INC.,
                              A TEXAS CORPORATION,

                                       AND

                      POSITIVE IMPACT WASTE SOLUTIONS, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY





                     DATED EFFECTIVE AS OF NOVEMBER 30, 2005

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Asset Purchase Agreement (this "Agreement"), executed to be effective as of November 30, 2005 (the "Effective Date"), is made and entered into by and between MedSolutions, Inc., a Texas corporation (the "Buyer"), and Positive Impact Waste Solutions, LLC, a Delaware limited liability company (the "Seller").

                                   WITNESSETH:

         WHEREAS, the Seller is currently engaged in the business of regulated medical waste treatment and disposal; and

         WHEREAS, the Seller desires to sell and convey, and the Buyer desires to purchase and assume, substantially all of the assets and liabilities of the Seller relating to the Seller's processing division (the "Processing Division"), as more particularly described herein, in exchange for the consideration as more particularly described herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                    ---------

                       PURCHASE OF ASSETS; PURCHASE PRICE

         1.01 Assets to be Purchased; Purchase Price. On the Closing Date (as defined below), and subject to the terms and conditions of this Agreement, the Seller shall sell, assign, convey, and transfer, and the Buyer shall purchase, acquire, accept, and assume, the Assets (as defined below), in exchange for, due or payable at the Closing (as defined below), the following consideration (the "Purchase Price"):

                  (a) $700,000 in the form of a certified or cashiers' check, money order, or wire-transfer of immediately available funds (the "Cash").

                  (b) A promissory note in the form attached hereto as Exhibit A (the "$300,000 Note") in the principal amount of $300,000.00, without interest, and payable in three equal installments of principal in the amount of $100,000.00 each (or such other adjusted amount calculated as set forth below), and with the first such installment due on the 120th day after the Closing Date, the second such installment due on the 240th day after the Closing Date, and the third such installment due on the one-year anniversary of the Closing Date; provided, however, that beginning with the first day of the first full calendar month for which the Seller's customers as of the date hereof (the "Existing Customers") are billed by the Buyer and for three months thereafter (the "Three-Month Post-Closing Period"), in the event that the amount of the Buyer's average monthly accrual basis sales to such Existing Customers (exclusive of any fees, price increases or surcharges implemented by the Buyer) during the Three-Month Post-Closing Period (the "Three-Month



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

         Post-Closing Average Monthly Sales Amount") is less than $99,545.00, the difference between the Three-Month Post-Closing Average Monthly Sales Amount and $99,545.00 shall be multiplied by 12 to obtain an adjustment amount (the "Revenues Adjustment Amount"), and such Revenues Adjustment Amount shall be deducted from the Purchase Price as follows:
         33% of such Revenues Adjustment Amount shall be deducted from the principal amount of the $300,000 Note; 33% of such Revenues Adjustment Amount shall be deducted from the principal amount of the $550,000 Note (as defined below); and 34% of such Revenues Adjustment Amount shall be deducted from the Shares (as defined below) by redemption and cancellation of Shares at the Share Value (as defined below) for no consideration; provided, however, that in the event that the principal amount of the $300,000 Note, the principal amount of the $550,000 Note, or the value of the Shares is insufficient to permit the full deduction allocated thereto as set forth in the immediately preceding clause, any such deficiency shall be reallocated first to the principal amount of the $300,000 Note, next to the principal amount of the $550,000 Note, and last to the Shares. Any such deduction to the $300,000 Note or the $550,000 Note pursuant to this Section 1.01(b) or Sections 1.01(e) or
         5.09 shall be applied to the first payment due thereunder and then to subsequent payments due thereunder in chronological order. No later than 30 days after the end of the Three-Month Post-Closing Period, the Buyer shall provide the Seller with a true, correct and complete copy of its invoice register for such Three-Month Post-Closing Period with respect to the Existing Customers.

                  (c) A promissory note in the form attached hereto as Exhibit I (the "$550,000 Note") in the principal amount of $550,000.00, secured by the Purchased Units (as defined below) with serial numbers 1, 4 and 5 pursuant to a Security Agreement in the form attached hereto as Exhibit M (the "Security Agreement"), with simple interest at the annual rate of 8% accruing from the Closing Date and payable in six equal installments of interest only in the amount of $3,666.66 each due monthly beginning on the 30th day after the Closing Date, and 54 equal installments of principal and interest in the amount of $12,161.83 each due monthly thereafter. To the extent that any interest is paid on the $550,000 Note and the principal amount of such note is subsequently reduced in accordance with the terms of this Agreement, any interest previously paid by the Buyer that is in excess of an 8% annual rate on such newly-reduced principal amount will be credited against the principal amount of the $550,000 Note such that the amount of interest paid on such newly-reduced principal amount, if any, will not exceed 8% annually.

                  (d) 360,000 restricted shares (the "Shares") of the Buyer's common stock, $.001 par value per share (the "Common Stock"), valued at $1.25 per share for the purposes of this Agreement (the "Share Value").

                  (e) If the Buyer shall have to pay, directly or indirectly, during the first 90 days after the Closing Date, any amount, including without limitation by way of reimbursement, rebate, credit or invoice adjustment, to any Existing Customer relating to any customer complaints or grievances based on any action or failure to act by the Seller prior to the Closing Date, such payment shall be deducted from



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

         the Purchase Price as follows: 33% of such amount shall be deducted from the principal amount of the $300,000 Note; 33% of such amount shall be deducted from the principal amount of the $550,000 Note; and 34% of such amount shall be deducted from the Shares by redemption and cancellation of Shares at the Share Value for no consideration; provided, however, that in the event that the principal amount of the $300,000 Note, the principal amount of the $550,000 Note, or the value of the Shares is insufficient to permit the full deduction allocated thereto as set forth in the immediately preceding clause, any such deficiency shall be reallocated first to the principal amount of the $300,000 Note, next to the principal amount of the $550,000 Note, and last to the Shares. Notwithstanding any provision of this subsection
         (e) to the contrary, the Buyer shall first provide notice of any such customer complaint or grievance to the Seller, and the Seller shall have 48 hours from the receipt of such notice to respond to the Buyer regarding such customer complaint or grievance, before the Buyer shall make any such payment to any Existing Customer.

         1.02 Allocation of the Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with Schedule 1.02 (the "Allocation"). The Seller and the Buyer shall make consistent use of the Allocation following the Closing Date, and the Seller and the Buyer hereby agree not to file any tax return or otherwise take a position with any federal, state or local tax authority which is inconsistent with the Allocation.

         1.03 Definition of Assets. The term "Assets" shall mean all right, title, and interest that the Seller now has, or may have in the future, in and to the properties (both real and personal) and assets (both tangible and intangible) as set forth and described on Schedule 1.03, including without limitation 100% of the issued and outstanding equity securities of Positive Impact Waste Servicing, Inc., a Texas corporation and a wholly-owned subsidiary of the Seller (the "Seller Subsidiary"). All properties and assets not set forth and fully described on Schedule 1.03 are expressly excluded from the term "Assets" for the purposes of this Agreement.

         1.04 Assets Unencumbered. Schedule 1.04 sets forth and fully describes each and every liability, lien, mortgage, encumbrance, and imperfection of title to which the Assets are subject or may be subject in the future due to actions or omissions of the Seller (the "Disclosed Encumbrances"). Except for the Disclosed Encumbrances, the Seller shall convey to the Buyer marketable title to the Assets free and clear of any liabilities, liens, mortgages, encumbrances, and imperfections of title.


                                   ARTICLE II
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                            CLOSING AND CLOSING DATE

         2.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on (i) the Effective Date or (ii) such other date as the parties hereto may agree, at such time and place as the



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

parties hereto may agree. The date on which the Closing occurs is referred to herein as the "Closing Date". At the Closing, the parties hereto shall deliver or cause to be delivered the following:

                  (a) the Seller  shall  deliver or cause to be delivered to the
         Buyer:

                           (i) title to and possession of the Assets by means of an executed copy of the Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit B and any other instruments of conveyance or other documents or instruments necessary to transfer and assign title and beneficial ownership of the Assets to the Buyer as determined by the Buyer in its sole discretion;

                           (ii) the Officer's Certificate in substantially the form of Exhibit C attached hereto;

                           (iii) the Secretary's Certificate in substantially the form of Exhibit D hereto;

                           (iv) the consents as set forth on Schedule 2.01(a)(iv), dated prior to the Closing Date, required to be obtained by the Seller from third parties in order to transfer certain of the Assets to the Buyer in accordance with this Agreement;

                           (v) a shareholder lock-up agreement with respect to the Shares between the Buyer and the Seller in the form attached hereto as Exhibit E;

                           (vi) non-competition and non-solicitation agreements between the Buyer and each of Tim Spencer, Joe Carr, and Joe Fazio, in the form attached hereto as Exhibit H;

                           (vii) a Territory Agreement in the form attached hereto as Exhibit J;

                           (viii) a Customer Service Agreement in the form attached hereto as Exhibit K;

                           (ix) an Equipment Purchase Agreement for additional mobile treatment units ("Mobile Treatment Units") and other equipment manufactured by the Seller in the form attached hereto as Exhibit L; and

                           (x)      the Security Agreement.

                  (b) The Buyer shall deliver to the Seller:



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                           (i)      The Cash,  the $300,000  Note,  the $550,000
                                    Note and a stock certificate for the Shares.

                           (ii) the Officer's Certificate in substantially the form of Exhibit F attached hereto;

                           (iii) the Secretary's Certificate in substantially the form of Exhibit G hereto.

                           (iv) non-competition and non-solicitation agreements between the Buyer and each of Tim Spencer, Joe Carr, and Joe Fazio, in the form attached hereto as Exhibit H;

                           (v) an executed copy of the Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit B;

                           (vi) a Territory Agreement in the form attached hereto as Exhibit J;

                           (vii) a Customer Service Agreement in the form attached hereto as Exhibit K;

                           (viii) an Equipment Purchase Agreement for additional Mobile Treatment Units and other equipment in the form attached hereto as Exhibit L; and

                           (ix)     the Security Agreement.

                                   ARTICLE III
                                   -----------

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         To induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby represents and warrants to the Buyer, as of the Closing Date, the following:

         3.01 Organization and Good Standing. The Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Schedule 3.01 includes (i) a true and complete copy of the Seller's Certificate of Formation and all amendments thereto, certified by the Delaware Secretary of State; (ii) a true and complete copy of the limited liability company agreement of the Seller presently in effect, certified as true and correct by the Seller's Secretary; and (iii) true and complete copies of certificates of existence, qualification and account status, certified by the Secretary of State of Delaware, the Secretary of State of Texas and the Texas Comptroller of Public Accounts, respectively, as of the Closing Date.



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         3.02 Authority.  The Seller has all requisite limited liability company power and authority to own its property (including, without limitation, the Assets), to conduct its business, and to execute and deliver this Agreement and any instruments and agreements contemplated herein that are required to be executed and delivered by the Seller pursuant to its obligations under this Agreement, and to perform its obligations hereunder and thereunder. This Agreement has been approved by the Seller's Board of Managers and members and has been duly authorized, executed, and delivered by the Seller. No other limited liability company act or proceeding on the part of the Seller is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement represents a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar
laws  affecting  the  enforcement  of  creditors'   rights   generally  and  the
application of general principles of equity and judicial discretion. The Seller has delivered to the Buyer a copy of the resolutions of the Seller's Board of Managers and members, certified as true and correct by the Seller's Secretary, approving this Agreement and authorizing the execution hereof by the Seller's President.

         3.03 No Violation. Neither the execution and delivery by the Seller of this Agreement nor the consummation by the Seller of the transactions contemplated hereby will (i) violate any provision of the Delaware Limited Liability Company Act or the limited liability company agreement of the Seller;
(ii) except as set forth on Schedule 3.12, violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any of the Seller's liabilities, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Seller is a party or by which the Seller may be bound or affected or to which any of the Assets is subject; or
(iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article VIII of this Agreement).

         3.04 Brokers. The Seller has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Buyer may be liable or responsible to pay.

         3.05 No Undisclosed Liabilities. Except for the Disclosed Encumbrances and express liabilities arising under the contracts set forth on Schedule 3.18, there are no liabilities or obligations of the Seller, whether accrued, absolute, contingent, or otherwise, that have affected or could affect in any way the Assets, or any of them. There is no basis for the assertion against the Seller of any liability or obligation of any nature whatsoever that could result in the creation or imposition of any security interest, lien, charge, or encumbrance upon the Assets.

         3.06 Title to the Assets; Encumbrances. Except for the Disclosed Encumbrances, the Seller has good and marketable title to the Assets free and clear of all liens, mortgages, claims, easements, pledges, security interests, or other imperfections of title.



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

         3.07 Environmental Compliance.

                  (a) With  respect  to the Assets  and any other  Property  (as defined in Article VIII of this Agreement) owned or operated by the Seller, the Seller is in compliance with all applicable Environmental Laws (as defined in Article VIII of this Agreement) and has obtained and is in compliance with all permits, licenses, and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the utilization of the Assets constituting a violation of Environmental Laws or resulting from any failure to comply therewith;

                  (b) The Seller does not now and has not leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such facility or real property is subject to any Proceeding (as defined in Article VIII of this Agreement) under any Environmental Law, and the Seller is not aware of any facts or circumstances that could give rise to such a Proceeding;

                  (c) There are no actions or Proceedings pending or, to the Seller's Knowledge (as defined in Article VIII of this Agreement), threatened against the Seller under any Environmental Law, and the Seller has not received any notice (whether from any regulatory body or private person) of any violation, or potential or threatened violation, of any Environmental Law;

                  (d) There are no actions or Proceedings pending or, to the Seller's Knowledge, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Article VIII of this Agreement) at or on (i) any Property currently or in the past owned, operated or leased by the Seller or over which the Seller exercised managerial functions, or (ii) at any Property where Polluting Substances generated by the Seller have been disposed;

                  (e) There is no Property for which the Seller is or was required to obtain any permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

                  (f) The Seller has not generated any Polluting Substances;

                  (g) There has been no release of Polluting Substances by the Seller in violation of any Environmental Law that would require any report or notification to any governmental or regulatory authority in or on any Property;

                  (h) The  Seller  is not  under  investigation  or  subject  to pending or, to the Seller's Knowledge, threatened litigation by federal, state, or local officials or a private litigant as a result of any previous on-site management, treatment, storage, release, or disposal of Polluting Substances or exposure to any Polluting Substances;

                  (i) There are no underground or above ground storage tanks on or under any Property that are not in conformity with any Environmental Law, and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws; and



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                  (j) There is no  asbestos-containing  material on any Property of the Seller.

         3.08 Financial  Statements;  No Financial Change.  Attached as Schedule
3.08 are true, correct, and complete copies of the following financial statements for the Seller's Processing Division: unaudited balance sheets, statements of income, and statements of cash flows as of and for the year ended December 31, 2004, and an unaudited balance sheet, statement of income, and statement of cash flows as of and for the nine months ended September 30, 2005 (collectively, the "Seller Financial Statements"). The Seller Financial Statements have been prepared consistently during the periods indicated, are correct and complete in all respects, accurately present the financial condition and results of operations of the Seller as of the dates set forth, and have been prepared in accordance with generally accepted accounting principles, consistently applied. Since the date of the Seller Financial Statements, there has not been any change in the business, operations, prospects, assets, results of operations or condition (financial or other) of the Seller, and no event has occurred or circumstance exists that may result in such a change.

         3.09 Taxes.

                  (a) The Seller has (i) timely filed all returns required to be filed by it with respect to all federal, state, local, and foreign income, payroll, withholding, unemployment, excise, added value, social security, sales and use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise or other tax (including interest and penalties thereon and including estimated taxes thereof) (hereinafter referred to collectively as "Taxes"); (ii) paid all Taxes shown to have become due pursuant to such returns; and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received;

                  (b) All returns for Taxes filed by or on behalf of the Seller have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the entity filing the return; and

                  (c) There are no Tax liens upon any of the Assets, and the Seller is not aware of any audit or other proceeding or investigation, or of any position taken on a Tax return of the Seller, that could give rise to a Tax lien upon any of the Assets. The Seller has previously provided the Buyer with complete, true, and correct copies of all of the Seller's federal income tax returns.

         3.10 Intangible Assets. The Seller owns and possesses all necessary certificates, permits, authorizations, licenses (collectively, "Licenses") that may be associated with any of the Assets, and, except as set forth on Schedule 3.12, all of such Licenses are being transferred, conveyed, and assigned to the Buyer pursuant to this Agreement. The Seller owns and possesses all necessary patents, trademarks, trademark licenses, trade names, mastheads, brand names, slogans, copyrights, reprint rights, franchises, inventions, processes, know-how, formulas, trade secrets, and other intangible assets, including all pending applications, continuations-in-part, and extensions for any of the above, that may be associated with any of the Assets.



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

         3.11 Litigation. Except as set forth on Schedule 3.11, there are no Proceedings (as defined in Article VIII of this Agreement) in progress, pending, or, to the Seller's Knowledge, threatened against or affecting the Seller, the Assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority (as defined in Article VIII of this Agreement), nor is there any valid basis for any such arbitration, claim, action, proceeding, inquiry or investigation.

         3.12 Consents. Except as set forth on Schedule 3.12 and the consents of the Board of Managers and members of the Seller, no consent, approval, license, permit, authorization, or order of any Person is required in connection with the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated hereby by the Seller.

         3.13 Permits, Licenses, Etc. The Seller has received no written notification of any threatened suspension or cancellation of any permit, license, franchise, order, certificate, consent, authorization, or approval of any Governmental Authority or administrative authority required to permit the Seller to conduct its business as conducted on the Closing Date.

         3.14 Absence of Unethical Business Practices. Neither the Seller nor any officer, employee or agent thereof has directly or indirectly given or agreed to give any gift or similar benefit to any customer, contractor, Governmental Authority, or any employee, agent, broker or affiliate of such Person or Governmental Authority who was or is in a possible position to help or hinder the Seller, which gift or benefit (a) would subject the Seller to any damages or penalties in any civil or criminal proceeding, or (b) would have a Material Adverse Effect on the Assets if discontinued.

         3.15  Securities  Act  Compliance.   None  of  the  outstanding  equity
securities of the Seller was issued in violation of the Securities Act of 1933, as amended (the "Securities Act") or any other legal requirement.

         3.16 Books and Records. The books of account and other financial records of the Seller, all of which have been made available to the Buyer, are complete and correct and represent actual, bona fide transactions, and have been maintained in accordance with sound business practices and the requirements of Sections 13(b)(2)(A) and (B) of the Securities Exchange Act of 1934, as amended (regardless of whether the Seller is subject to such Sections or not), including the maintenance of an adequate system of internal controls. The minute books of the Seller, all of which have been made available to the Buyer, contain accurate and complete records of all meetings held of, and limited liability company action taken by the Board of Managers, committees of the Board of Managers and the members of the Seller, and no meeting of any such Board of Managers, committees or members has been held for which minutes have not been prepared or are not contained in such minute books.

         3.17 Condition of Assets; Inventory.

                  (a) Each of the Assets, including without limitation the four Model PIWS-3000 mobile treatment units, serial numbers 4, 5, 6 & 7, is in good repair and good operating condition, is suitable for immediate use, and is free from latent and patent defects. No Asset is in need of repair or replacement. All Assets used in the Seller's business are in the possession of the Seller. Subject to the Seller's obligations set forth in Section 5.07 of this Agreement, and notwithstanding any provision of this subsection (a) to the contrary, the Seller is conveying the Model PIWS-3000 mobile treatment units, serial numbers 1 and 3, to the Buyer "as is."

                  (b) Each of the six Model PIWS-3000 mobile treatment units, serial numbers 1, 3, 4, 5, 6 & 7 (collectively, the "Purchased Units"), if operated and maintained by the Buyer in accordance with the operating manual(s) and any other written operating procedures provided therefor by the Seller to the Buyer, will (i) process not less than 1,500 pounds of waste per hour and (ii) meet or exceed the regulatory compliance processing requirements of each jurisdiction in which such Purchased Unit is approved for use.

                  (c) The fair market value of the Purchased Units as of the Closing Date, as would be determined by an independent appraisal, is not less than $500,000.

         3.18 Contracts; No Defaults. Schedule 3.18 contains an accurate and complete list, and the Seller has delivered to the Buyer accurate and complete copies, of each contract to which the Seller Subsidiary is a party, and each amendment, supplement and modification (whether oral or written) in respect thereof (collectively, the "Assigned Contracts"). The Assigned Contracts represent 100% of the Seller's contracts relating to its regulated medical waste treatment and disposal business. Except as otherwise set forth on Schedule 3.18, and except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion, to the Seller's Knowledge, each Assigned Contract is in full force and effect and is valid and enforceable in accordance with its terms, is not in default nor has any event occurred which with the passage of time would result in a default, and does not require the consent or approval of any party thereto with respect to the transfer of ownership of the Seller Subsidiary from the Seller to the Buyer.

         3.19 Solvency. The Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, "insolvent" means: (i) that the sum of the debts and other probable liabilities of the Seller exceed the present fair saleable value of the Seller's assets; (ii) any event in which the Seller is required to make an assignment for the benefit of creditors; (iii) any event in which the Seller its unable to pay its debts as they become due; (iv) any event in which the Seller shall be required to file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall be required to file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall be required to file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding; or (v) any event in which the Seller shall be required to seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties.

         3.20 Full Disclosure. No representation or warranty regarding the Seller or the Assets made in this Agreement, the Exhibits and Disclosure Schedules hereto, or the documents to be delivered by the Seller at the Closing pursuant to Section 2.01(a), contains any untrue statement of a material fact that affects the Assets or the Seller's title to the Assets, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. Each of the Exhibits and Disclosure Schedules attached hereto is a true and complete list or description, as appropriate, of the items purported to be listed or described thereon.

         3.21. Representations Regarding the Acquisition of the Shares.

                  (a) Purchase Entirely for Own Account. This Agreement is made with the Seller in reliance upon the Seller's representation to the Buyer, which by the Seller's execution of this Agreement the Seller hereby confirms, that the Shares to be received by the Seller will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Seller has no present intention of selling or granting any participation in or otherwise distributing the same. The Seller further represents that the Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to the Shares.

                  (b) Sophistication; Accredited Investor Status. The Seller is a Person who either alone or with its purchaser representative(s) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Buyer.

                  (c) Speculative Investment. The Seller understands the speculative nature and risks of investments associated with the Buyer and confirms that it is able to bear the risk of the investment, and that there may not be any public market for the Shares received herein.

                  (d) No Coercion or Solicitation. The Seller has freely entered this Agreement and has been subject to neither pressure to make a hasty or uninformed decision to enter into this Agreement nor solicitation to receive the Shares.

                  (e) Transfer Restrictions. The Seller hereby acknowledges that the Buyer is not under any obligation to register or seek an exemption under any federal and/or state securities laws for any sale or transfer of the Shares by the Seller, and the Seller hereby further acknowledges that the Shares constitute restricted securities as that term is defined in Rule 144 under the Securities Act and that the Shares may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under the Securities Act covering the Shares, the sale is made in accordance with Rule 144 under the Securities Act, or the Buyer receives an opinion of counsel of the Seller reasonably satisfactory to the Buyer, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act.

                  (f) Disclosure of Information. The Seller has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Seller further represents that it has had the opportunity to ask questions of the Buyer and receive answers from the Buyer, to the extent that the Buyer possessed such information or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of any investment in the Buyer. Further, the Seller has been given an opportunity to question the appropriate executive officers of the Buyer.

                  (g) Lock-up Agreement. The Seller hereby acknowledges that the shareholder lock-up agreement with respect to the Shares between the Buyer and the Seller in the form attached hereto as Exhibit E shall follow the Shares upon the sale, transfer, assignment or hypothecation of any or all of the Shares to any transferee of the Seller.

                  (h) Legends. It is understood that the certificates evidencing the Shares will bear the legend set forth below:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
         INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

         The legend set forth above shall be removed by the Buyer from any certificate evidencing Shares upon delivery to the Buyer of an opinion by counsel, reasonably satisfactory to the Buyer, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Buyer issued the Shares.

                                   ARTICLE IV
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         To induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Seller, as of the Closing Date, the following:

         4.01 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Exhibits 3.1 through 3.6, inclusive, to the Buyer's Form 10-QSB for the quarterly period ended September 30, 2005 (the "Buyer's Form 10-QSB") are true and complete copies of the Buyer's Articles of Incorporation and all amendments thereto. Exhibit 3.7 to the Buyer's Form 10-QSB is a true and complete copy of the bylaws of the Buyer as presently in effect. Schedule 4.01 includes true and complete copies of certificates of existence and account status of Buyer, certified by the Secretary of State of Texas and the Texas Comptroller of Public Accounts, respectively, as of the Closing Date.

         4.02 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Note (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been approved by the Buyer's Board of Directors and have been duly authorized, executed, and delivered by the Buyer. No other corporate act or proceeding on the part of the Buyer is necessary to authorize the Transaction Documents or the transactions contemplated thereby. The Transaction Documents have been duly authorized, executed, and delivered by the Buyer and constitute a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. The Buyer has delivered to the Seller a copy of the resolutions of the Buyer's Board of Directors, certified as true and correct by the Buyer's secretary, approving this Agreement, the issuance of the Shares and the Note, and authorizing the execution hereof and thereof by the Buyer's President.

         4.03 No Violation. Neither the execution and delivery by the Buyer of the Transaction Documents nor the consummation by the Buyer of the transactions contemplated thereby will (i) violate any provision of the Texas Business Corporation Act, the Articles of Incorporation of the Buyer, or the Bylaws of the Buyer; (ii) violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any agreement to which the Buyer is subject, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Buyer's assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Buyer is a party or by which the Buyer may be bound or affected or to which any the Buyer's assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article VIII of this Agreement).

         4.04 Brokers. The Buyer has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Seller may be liable or responsible to pay.

         4.05 Litigation. Except as disclosed in Buyer's Form 10-QSB, there are no suits, arbitrations, claims, actions, Proceedings, investigations, or inquiries in progress, pending, or, to Buyer's Knowledge, threatened against or affecting the Buyer, the Buyer's assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority, except such Proceedings which would not have a Material Adverse Effect.

         4.06 Full Disclosure. To the Buyer's Knowledge, no representation or warranty of the Buyer made in this Agreement contains any untrue statement of a material fact that affects the ability of the Buyer to consummate the transactions contemplated by this Agreement or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

         4.07 Consents. No consent, approval, license, permit, authorization, or order of any person is required in connection with the execution and delivery of Transaction Documents or the consummation of the transactions contemplated hereby.

         4.08 Capitalization. The capitalization of the Buyer immediately prior to the Closing is as set forth on Schedule 4.08.

         4.09 Exemption. The issuance of the Shares hereunder to the Seller is exempt from the registration requirements under the Securities Act of 1933, as amended, and all applicable state securities laws.

         4.10 Issuance of Common Stock. The Shares being sold hereunder, when issued in accordance with this Agreement, will have been validly issued, fully paid and non-assessable and will be free and clear of any lien, charge or other encumbrance (other than as set forth in this Agreement) and will not be subject to any preemptive or similar rights. As of the Closing Date, no previously existing shareholders of the Buyer have any rights superior to the Seller, including rights upon liquidation, to dividends, or for registration of shares with the Securities and Exchange Commission. The shareholder lock-up agreement with respect to the Shares between the Buyer and the Seller in the form attached hereto as Exhibit E is the Buyer's standard form lock-up agreement to which no less than 65% of the Buyer's outstanding Common Stock is subject as of the Closing Date and does not contain any more severe restrictions than those applied to other shareholders of the Buyer that have signed lock-up agreements.

                                    ARTICLE V
                                    ---------

                             COVENANTS OF THE SELLER

         5.01 Payment of Liabilities and Taxes; Bulk Transfer Laws. The Seller shall pay in full or otherwise satisfy all liabilities of the Seller. The Buyer and the Seller hereby waive compliance with the bulk transfer provisions of the UCC or any similar bulk sales laws in connection with the transactions contemplated by this Agreement.

         5.02 Non-competition.

                  (a) The Seller and the Buyer acknowledge that (i) the Buyer is engaged in or intends to be engaged in business throughout the United States and that the marketplace for the Buyer's products and services is nationwide, (ii) the Seller is engaged in business throughout the United States and internationally for the manufacture and sale of medical waste processing units, (iii) the agreements and covenants in this Section 5.02 are essential to protect the legitimate business interests of the Buyer and the Seller, and (iv) neither the Buyer nor the Seller would enter into this Agreement but for the covenants and agreements contained in this Section 5.02. Accordingly, the Seller covenants and agrees that commencing on the Closing Date and continuing for a period of two years thereafter, the Seller will not, and will cause its Affiliates not, in the States of Texas, Kansas and any additional states in which the Buyer is granted any exclusive rights with respect to Mobile Treatment Units by the Seller, to, own, manage, operate, join, control or participate in, directly or indirectly, or be a partner or shareholder of (except for the ownership of the Shares), any business engaged in the (A) regulated medical waste transportation business, (B) document destruction or shredding business, including without limitation the transportation of destroyed or shredded documents business, (C) sharps management business, and (D) compliance with the Occupational Safety and Health Act ("OSHA") or the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") business (collectively, the "Buyer Businesses"), and neither the Seller nor any Affiliate of the Seller shall render assistance or advice to any Person which is so engaged; provided however, that the passive ownership of less than 2% of the equity securities of a publicly-traded company that is involved in any of the foregoing businesses shall be permissible under this Section 5.02.

                  (b) If any covenant in this Section 5.02 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as an arbitrator or a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Seller and the Buyer.

         5.03 Audit. The Seller shall take all actions necessary and proper such that the Buyer's audit of the Seller's accounts and records is completed at the Buyer's expense within 45 days after the Closing Date.

         5.04 Consents. The Seller shall use its reasonable best efforts to obtain all consents from third parties necessary in order to transfer the Assets (other than the consents already delivered pursuant to Section 2.01(a)(iv)) as soon as practicable, but in no event later than within 30 days after the Closing Date.

         5.05 Payment of Taxes. The Seller shall promptly pay all Taxes due from the Seller as of the Closing Date, and all other Taxes for which a notice of assessment or demand for payment has been received as of the Closing Date.

         5.06 Training and Operations Transition Support. The Seller shall provide to the Buyer's personnel, during the 75-day period commencing on the Closing Date, (i) operating and maintenance training for the equipment purchased by the Buyer from the Seller as part of the Assets (the "Equipment"), and (ii) operations transition support with respect to the Assets. The Buyer shall reimburse the Seller for the actual and reasonable travel and lodging expenses of the Seller's personnel involved in such training and operations transition support, and the Seller shall be responsible for all other costs and expenses associated with the individuals providing such training and operations transition support.

         5.07 Units and Equipment. The Seller hereby grants the Buyer a full 90-day warranty from the Closing Date for all non-consumable equipment and parts contained within the Purchased Units with serial numbers 4, 5, 6 and 7. The Seller further agrees to clean, paint, and inspect all six Purchased Units, and to repair and replace all defective and/or worn non-operating parts for all six Purchased Units, in each such case within 120 days after the Closing Date and to the Buyer's reasonable satisfaction. The Seller shall upgrade, at no charge to the Buyer, the Purchased Units with serial numbers 4, 5 and 6 with breakaway assemblies, and the Purchased Units with serial numbers 5 and 6 with floor mounted hoppers, in each such case within 150 days after the Closing Date. The Seller shall provide the Buyer, at no charge to the Buyer, with the first set of replacement teeth (both shaft and tube) for any of the Purchased Units with teeth that were installed before October 1, 2005.

         5.08 Exclusive Territory. The Seller hereby covenants and agrees that it will not sell any Mobile Treatment Units to any Person without obtaining the written agreement of such Person not to service customers located within the States of Texas and Kansas.

         5.09 Assignment of Customer Contracts. The Seller shall assign to the Seller Subsidiary executed contracts from existing customers in a form acceptable to the Buyer ("Contracts") representing at least 90% of its average monthly revenues from such customers (excluding Harris Methodist Ft. Worth) for the six calendar months immediately preceding the month in which the Closing Date occurs, within 90 days of the Closing; provided, however, that in the event that the Seller shall have delivered and assigned Contracts representing at least 75% but less than 90% of such revenues within 90 days of the Closing, the Seller shall have an additional 90 days to deliver and assign the remaining Contracts due pursuant to this Section 5.09; provided further, however, that each of the Seller's contracts with existing customers that expires pursuant to its terms within 18 months of the Closing Date, a complete list of which contracts is attached hereto as Schedule 5.09, shall not be deemed in a form acceptable to the Buyer for the purposes of this Section 5.09 unless it is replaced with a new contract with a term expiring not less than 36 months after the Closing Date. In the event that the Seller does not deliver and assign Contracts representing at least 90% of such revenues as set forth in this

Section 5.09, then the Purchase Price will be adjusted on the basis of determining the average monthly revenue for each customer whose Contract has not been assigned (each, an "Unassigned Customer") for the six-month period (or such lesser period that such Unassigned Customer has been a customer of the Seller, as the case may be) preceding the Closing Date (the "Unassigned Customer Monthly Average Revenue"), and multiplying such Unassigned Customer Monthly Average Revenue by 12 to determine an offset amount to the Purchase Price, and such offset amount shall be deducted from the Purchase Price as follows: 33% of such amount shall be deducted from the principal amount of the $300,000 Note; 33% of such amount shall be deducted from the principal amount of the $550,000 Note; and 34% of such amount shall be deducted from the Shares by redemption and cancellation of Shares at the Share Value for no consideration; provided, however, that in the event that the principal amount of the $300,000 Note, the principal amount of the $550,000 Note, or the value of the Shares is insufficient to permit the full deduction allocated thereto as set forth in the immediately preceding clause, any such deficiency shall be reallocated first to the principal amount of the $300,000 Note, next to the principal amount of the $550,000 Note, and last to the Shares.

         5.10 Regulatory Assistance. After the Closing Date, the Seller shall provide the Buyer with reasonable assistance in obtaining any required federal, state and local regulatory approvals necessary to operate the Mobile Treatment Units purchased by MedSolutions in the Territory and any Expansion Territories from time to time.

         5.11 Title to Vehicles. The Seller shall obtain for and on the Buyer's behalf, at the Seller's sole expense, and shall deliver to the Buyer, as soon as practicable, but in no event later than the 30th day after the Closing Date, Texas Motor Vehicle Transfer Notifications with regards to any motor vehicles that constitute a portion of the Assets and are located in the State of Texas.

                                   ARTICLE VI
                                   ----------

                              ADDITIONAL AGREEMENTS

         6.01 License of the Seller's Name. The Seller hereby grants to the Buyer a nonexclusive license (the "License") consisting of a nonexclusive right to use the name "Positive Impact Waste Solutions", including without limitation the right to open a bank account in the name of and cash checks made to "Positive Impact Waste Solutions". The term of the License shall commence on the Closing Date and end 360 days thereafter (the "License Term").

         6.02 Contingent License of Seller Technology. After the Closing Date, in the event of (i) the commencement of voluntary or involuntary dissolution proceedings relating to the Seller; (ii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced by the Seller under any federal or state law; (iii) any order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Seller, or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Seller as a debtor or a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 60 days after the filing thereof; (iv) the Seller shall become the subject of any out-of-court settlement with substantially all of its creditors; (v) the Seller is unable or admits in writing its inability to pay its debts as they mature; (vi) the consummation of a reorganization, merger or consolidation with an entity, or any other event (or series of related events), in which the persons who hold a majority of the outstanding equity securities of the Seller before such transaction (or series of transactions) do not own at least a majority of the equity securities entitled to vote to elect directors (or persons serving in a similar capacity) of the entity surviving such transaction; (vii) a disposition of all or substantially all of the assets of the Seller; or (viii) the occurrence of any event similar in nature to any event enumerated in this Section 6.02, the Seller shall be deemed to have granted to the Buyer and its Affiliates as of the date of such event a non-exclusive, perpetual, worldwide, royalty-free license to any and all rights Seller holds in the technology, parts and supplies necessary or convenient to operate the Equipment; provided, however, that the Buyer shall not be permitted to manufacture or have manufactured on its behalf products for sale to third parties outside of the ordinary course of the Buyer's services to customers using any of such rights in the event that such rights are granted to the Buyer as a result of any event set forth in subclauses (vi) or (vii) of this Section
6.02. The consummation by the Buyer of a reorganization, merger or consolidation with an entity, or any other event (or series of related events), in which the persons who hold a majority of the outstanding capital stock of the Buyer before such transaction (or series of related transactions) own less than a majority of the equity securities entitled to vote to elect directors (or persons serving in a similar capacity) of the entity surviving such transaction, or a disposition of all or substantially all of the assets of the Buyer, shall not be deemed a sale of products by the Buyer as restricted in the immediately preceding sentence.

         6.03 Marketing Assistance. The Buyer shall provide the Seller, upon reasonable prior notice, during the Buyer's customary business hours and in a manner not disruptive to the Buyer's business, with reasonable access to at least one of the Purchased Units for marketing and demonstration purposes and, to a limited extent, the Odessa fixed site location that is included in the Assets for testing new equipment or improvements developed by the Seller.

         6.04 Access to Odessa Facility. From time to time at the Buyer's election, the Seller shall (i) sublet to Buyer the approximately 2.5 acres of unimproved property separately fenced behind 601 South Pagewood, Odessa, Texas (the "Unimproved Property"), and (ii) permit the Buyer to use one of the bays located at the Seller's facility at such address, in exchange for $500 per month for each month that the Buyer uses such property and/or facility. The Buyer's rights as set forth in the immediately preceding sentence shall expire on November 30, 2015. In the event that the Seller purchases the Unimproved Property, the Buyer shall have 90 days from the date of such purchase to purchase the Unimproved Property from the Seller for $62,500. In the event that the Buyer does not elect to purchase the Unimproved Property within such 90-day period, the Buyer shall be permitted to lease the Unimproved Property directly from the Seller pursuant to the terms set forth in the first sentence of this
Section 6.04.

         6.05 Prorations. On the Closing Date, or as promptly as practicable following the Closing Date, certain periodic charges or expenses relating to the Assets for periods in which the Closing Date falls, and certain accounts receivables relating to the Processing Division for periods in which the Closing

Date falls, shall be prorated between Buyer and Seller as of the Closing Date, Seller being charged and/or credited for all of same up to the Closing Date and Buyer being charged and/or credited for all of same on and after the Closing Date, and a cash settlement shall be made between Seller and Buyer within 30 days of the Closing Date.

                                   ARTICLE VII
                                   -----------

                                 INDEMNIFICATION

         7.01. Indemnification of the Buyer. The Seller hereby agrees to indemnify, defend, and hold harmless the Buyer, its successors in interest, and their respective officers, directors, employees, agents, attorneys, and stockholders (each a "Buyer Indemnitee") from and against all demands, claims, actions, or causes of action, assessments, losses, taxes, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and expenses (collectively "Damages"), asserted against, assessed upon, resulting to, imposed upon, or incurred by a Buyer Indemnitee by reason of or resulting from (a) a breach of any representation, warranty, or a breach or threatened breach of any covenant, obligation, or agreement of the Seller contained in or made pursuant to this Agreement, including the Disclosure Schedules and Exhibits hereto, or any facts or circumstances constituting such a breach; or (b) the operation of the businesses of the Seller, including, but not limited to, any products sold or services rendered, on or prior to the Closing Date. In addition, the Seller agrees to indemnify any Buyer Indemnitee for Damages as they are incurred by the Buyer Indemnitee irrespective of any ongoing or continuing legal proceedings and the relative timeframes and issues associated with such proceedings, or the relative success or nonsuccess the Buyer Indemnitee may experience in such proceedings.

         7.02. Indemnification of the Seller. The Buyer hereby agrees to indemnify, defend, and hold harmless the Seller, its successors in interest, and their respective officers, directors, employees, agents, attorneys and shareholders (each a "Seller Indemnitee") from and against all Damages asserted against, assessed upon, resulting to, imposed upon, or incurred by the Seller by reason of or resulting from (a) any default on any Assumed Liability occurring after the Closing Date, (b) a breach of any representation or warranty of the Buyer contained in or made pursuant to this Agreement and the other Transaction Documents, including the Exhibits and Disclosure Schedules thereto, or (c) the operation of the businesses of the Buyer directly related to the Assets, including, but not limited to, any products sold or services rendered, after the Closing Date. In addition, the Buyer agrees to indemnify any Seller Indemnitee for Damages as they are incurred by the Seller Indemnitee irrespective of any ongoing or continuing legal proceedings and the relative timeframes and issues associated with such proceedings, or the relative success or nonsuccess the Seller Indemnitee may experience in such proceedings.

         7.03. Indemnification Claims Procedure. All claims subject to indemnification under Section 7.01 or 7.02 above shall be asserted and resolved in accordance with the following provisions. Promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee (either is referred to as an "Indemnitee" in this Section 7.03) of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party (the "Indemnifying Party") under this
Article VII, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee (together with all other Indemnitees that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnitee under this
Article VII to the extent of the prejudice caused by such failure.

         7.04. Expiration of Indemnification Obligations. All obligations to provide indemnification pursuant to this Article VII shall terminate on the fourth anniversary of the Closing Date, other than claims arising from environmental, employee benefit or tax issues, which shall not terminate until the applicable statutes of limitations for such claims have expired.

                                  ARTICLE VIII
                                  ------------

                                   DEFINITIONS

         The following terms as used in this Agreement shall have the meanings set forth below:

         "Affiliate" shall mean, as to any Person, any Person controlled by, controlling, or under common control with such Person, and, in the case of a Person who is an individual, a member of the family of such individual consisting of a spouse, sibling, in-law, lineal descendant, or ancestor (including by adoption), and the spouses of any such individuals. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract, or otherwise, and no Person shall be deemed in control of another solely by virtue of being a director, officer, or holder of voting securities of any entity. A Person shall be presumed to control any partnership of which such Person is a general partner.

         "Business Day" shall mean any day other than a Saturday, Sunday, or any day on which banks located in Dallas, Texas are authorized to be closed by applicable law.

         "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

         "Environmental Laws" shall mean laws, including, without limitation, federal, state, or local laws, ordinances, rules, regulations, interpretations, and orders of courts or administrative agencies or authorities relating to pollution, environmental protection, health and safety, or similar laws (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the

Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Clean Water Act ("CWA"), the Safe Drinking Water Act ("SDWA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Clean Air Act ("CAA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), OSHA, the Medical Waste Tracking Act of 1988 ("MWTA"), the Hazardous Materials Transportation Authorization Act of 1994 ("HMTAA"), any regulations issued by the Texas Department of Health (the "TDH"), the Texas Natural Resource Conservation Commission (the "TNRCC"), or the Texas Commission on Environmental Quality (the "TCEQ"), and other laws relating to pollution or protection of the environment, or to the manufacturing, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

         "Governmental Authority" means any nation or government, any state, regional, local, or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Knowledge" - An individual shall be deemed to have "knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a person serving in the same capacity as such individual would be expected to discover or otherwise become aware, after due inquiry, of such fact or other matter in the course of performing the official duties of such individual. A corporation or limited liability company shall be deemed to have "knowledge" of a particular fact or other matter if the executive officers of the corporation have Knowledge (as set forth above) of such fact or other matter.

         "Material Adverse Effect" means any effect(s), individually or in the aggregate, that would be materially adverse to: (i) a party's assets (which in the case of the Seller shall be the Assets) in an amount of $10,000 or more; or
(ii) the ability of a party to timely consummate the transactions contemplated hereby.

         "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.

         "Polluting Substances" shall be construed broadly to include (a) asbestos, (b) petroleum products or wastes, (c) biomedical or biological wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, and HMTAA, and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto, including without limitation those issued by the TDH, the TNRCC and the TCEQ; provided, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, HMTAA or other Environmental Laws such broader meaning shall apply.

         "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

         "Property" includes any property (whether real or personal) that the Seller currently or in the past has leased, operated, owned, or managed in any manner, including, without limitation, any property acquired by foreclosure or deed in lieu thereof and property held as security for a loan or other indebtedness on the Closing Date.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS

         9.01 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

                  (a) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; and

                  (b)  the  legality,   validity,   and  enforceability  of  the
         remaining provisions hereof shall not in any way be affected or impaired thereby.

         9.02 Further Assurances. Each party hereto shall, from time to time after the Closing Date, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer, and assumption, and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

         9.03 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail (certified mail - return receipt requested), or by facsimile transmission (if facsimile transmission is also sent by regular U.S. mail the same day), or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three Business Days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         If to the Buyer:           MedSolutions, Inc.
                                    12750 Merit Drive
                                    Park Central VIII
                                    Suite 770
                                    Dallas, Texas 75251
                                    Attn:  Mathew H. Fleeger, President & CEO
                                    Fax: (972) 931-2250
                                    Email: mfleeger@medsolutions.net

         With a copy to (delivery of which shall not be deemed as notice to Buyer):

                                    Fish & Richardson P.C.
                                    5000 Bank One Center
                                    1717 Main Street
                                    Dallas, Texas 75201
                                    Attn:  Steven R. Block
                                    Fax (214) 747-2091
                                    Email: block@fr.com

         If to the Seller:          Positive Impact Waste Solutions, LLC
                                    P.O. Box 14692
                                    Odessa, Texas 79768
                                    601 South Pagewood
                                    Odessa, Texas 79761
                                    Attn:  Tim Spencer, President
                                    Fax:
                                    Email:

         9.04 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         9.05 Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants, or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

         9.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.07 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE TO THE EXTENT THAT SUCH CHOICE OF LAW RULES PROVIDE FOR THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN TEXAS. THE PARTIES TO THIS AGREEMENT HEREBY MUTUALLY AGREE THAT VENUE FOR ANY ACTION BROUGHT WITH RESPECT TO THIS AGREEMENT SHALL BE PROPER EXCLUSIVELY IN DALLAS COUNTY, TEXAS.

         9.08 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         9.09 Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable without the express written consent of all parties hereto.

         9.10 Amendments. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the parties hereto.

         9.11 Expenses, Taxes, Etc. Except as otherwise provided herein, the Seller shall pay all fees, taxes, and expenses incurred by it in connection with this Agreement, and the Buyer shall pay all fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

         9.12  Third  Parties.  Except  with  respect to  indemnification  under
Section 7.01 or Section 7.02 herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors, heirs or permitted assigns, any rights or remedies under or by reason of this Agreement.

         9.13 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

         9.14 Entire Agreement. This Agreement and the executed documents, the forms of which are attached hereto as Exhibits, together with the Disclosure Schedules and Exhibits attached hereto and thereto, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior or contemporaneous negotiations, understandings and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

         9.15 Survival of Representations and Warranties. All representations, warranties, covenants, and obligations of the parties hereto shall survive the Closing for a period of three years thereafter.

         9.16 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         9.17 Disclosure on Disclosure Schedules. Disclosure of a specific item in any one Schedule hereto shall be deemed a disclosure as to all other applicable Disclosure Schedules if there is an explicit cross-reference to another Schedule.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    THE SELLER:

                                    POSITIVE IMPACT WASTE SOLUTIONS, LLC


                                    By:    /s/ Tim Spencer
                                           ---------------
                                    Name:  Tim Spencer
                                    Title: President


                                    THE BUYER:

                                    MEDSOLUTIONS, INC.


                                    By:    /s/ Matthew H. Fleeger
                                           ----------------------
                                    Name:  Matthew H. Fleeger
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                              FORM OF $300,000 NOTE

                                 PROMISSORY NOTE
                                 ---------------


$300,000.00                       Dallas, Texas                November 30, 2005


         FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., a Texas corporation (the "Maker"), hereby unconditionally promises to pay to the order of Positive Impact Waste Solutions, LLC, a Delaware limited liability company (the "Payee"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount (the "Principal Amount") of $300,000.00, subject to adjustment in accordance with Sections 1.01(b), 1.01(e) and 5.09 of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") executed between the Maker and the Payee as of the date hereof, secured by certain of the assets of the Maker as described in the Security Agreement entered into by Maker and Payee and dated as of November 30, 2005, without interest. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         1. This Promissory Note (the "Note") shall be due and payable in three equal installments of principal in the amount of $100,000.00 each (or such other adjusted amount calculated in accordance with Sections 1.01(b), 1.01(e) and 5.09 of the Asset Purchase Agreement), with the first such installment due on March 30, 2006, the second such installment due on July 28, 2006, and the third such installment due on November 30, 2006 (the "Maturity Date"). Each date on which a payment is due, including the Maturity Date, shall be referred to herein as a "Payment Date"; provided, however, that if a Payment Date should fall on a Saturday, Sunday, or bank holiday, then the Payment Date shall be the next business day. The Maker may prepay any portion or this entire Note without penalty at any time. Any prepayment will be applied against the outstanding principal balance. At the request of the Payee, the Maker may make any payments due under the Note directly to the creditors of the Payee. The Payee hereby acknowledges that this Note and the Principal Amount are subject to certain offset rights by the Maker pursuant to the Asset Purchase Agreement.

         2. If the Maker fails to pay the full amount then due on any Payment Date and such failure remains uncured for a period of three calendar days following written notice of such default by the Payee, then, at the election of the Payee, this Note shall immediately become due and payable in full, interest on such principal amount and unpaid interest shall thereafter accrue at the lesser of 12% or the highest lawful rate permissible under applicable law (the "Default Rate"), and the Payee shall be entitled to pursue any remedy to which it is entitled under applicable law.

         3. The makers, signers, sureties, guarantors, and endorsers of this Note severally waive valuation and appraisal, demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice, and protest. If this Note is not paid when due, the Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and all expenses incurred by the holder hereof on account of any such collection, whether or not suit is filed hereon.

         4. Except as expressly set forth in Section 1 hereof, the Maker shall have no right of setoff, counterclaim, recoupment or other deduction with respect to the payment required hereunder, and such payment constitutes the absolute and unconditional obligation of the Maker.

         5. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. No delay on the part of the holder hereof in the exercise of any right or remedy available to the holder hereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

         6. Regardless of any provision contained in this Note, Payee shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum lawful rate permitted by applicable law and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such by Maker. In determining whether or not the interest paid or payable on this Note exceeds such maximum lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate does not exceed the maximum lawful rate at any time during the entire term of this Note. However, if this Note is paid in full or all or a portion of the principal is set off under the Asset Purchase Agreement prior to the scheduled maturity hereof, and if the interest received for the actual period of existence thereof exceeds such maximum lawful rate, Payee shall refund the amount of such excess and shall not be subject to any applicable penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of such maximum lawful rate.

         7. This Note is one of the promissory notes referred to and is entitled to the benefits of and security afforded by that certain Security Agreement dated as of November 30, 2005, executed by Maker in favor of Payee and covering the collateral described therein.

         8. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.


         EXECUTED effective as of the date first set forth above.


                                   MAKER:

                                   MedSolutions, Inc.









                                   By: _________________________________
                                       Matthew H. Fleeger, President/CEO

                                    EXHIBIT B
                                    ---------


                            FORM OF BILL OF SALE AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

              BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
              ----------------------------------------------------


THE STATE OF TEXAS       )
                         )                   KNOWN BY ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS         )



         THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is effective as of November 30, 2005 (the "Closing Date"), by and between Positive Impact Waste Solutions, LLC, a Delaware limited liability company ("Assignor"), and MedSolutions, Inc., a Texas corporation ("Assignee").

         Assignee is a party to that certain Asset Purchase Agreement dated as of November 30, 2005 by and between Assignee and Assignor (the "Purchase Agreement"). The Purchase Agreement contemplates the making and delivery of this Agreement. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

         NOW, THEREFORE, as contemplated by the Purchase Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Effective as of the Closing Date, Assignor hereby sells, conveys, assigns, transfers, and delivers to Assignee, its successors and assigns, forever, and Assignee hereby accepts, all of Assignor's right, title, and interest in and to all of the properties and assets listed on Exhibit A attached hereto (the "Assigned Assets"), free and clear of all liens, charges, security interests, encumbrances, and restrictions of whatever nature, except as otherwise set forth on Exhibit B attached hereto, and the Assignor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND, all and singular, title to the Assigned Assets unto the Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof. Except as otherwise set forth pursuant to the Purchase Agreement, it is agreed that the Assignee shall not be responsible for the discharge and performance of any duties or obligations required to be performed and/or discharged in connection with the Assigned Assets on or prior to the Closing Date, and Assignor agrees to indemnify, as set forth in Article VII of the Purchase Agreement, save, and hold harmless the Assignee from and against any and all losses, costs, damages, liabilities, expenses (including reasonable attorneys' fees) actions, claims, or causes of action existing in favor of or asserted by any party arising from or related to any failure by the Assignor to perform or discharge its obligation as the owner of the Assigned Assets on and prior to the Closing Date.

         2. Effective as of the Closing Date, Assignee hereby assumes and agrees to pay, discharge, and perform when due certain of Assignor's debts, liabilities, and obligations (whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, and regardless of when or by whom asserted) (the "Assumed Liabilities") listed on

Exhibit C attached hereto. Assignee hereby indemnifies, as set forth in Article VII of the Purchase Agreement, and holds harmless Assignor from and against any and all liabilities, costs, losses, and expenses arising from or relating to the Assumed Liabilities.

         3. The Assignor hereby constitutes and appoints the Assignee as the Assignor's true and lawful attorney, with full power of substitution, for it and in its name, place, and stead, or otherwise, but on behalf of and for the benefit of the Assignee, to demand and receive from time to time any and all Assigned Assets and Assumed Liabilities, hereby sold, assigned, and conveyed, or intended so to be, and to get receipts and release for and in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of the Assignor or otherwise, but at the expense and for the benefit of the Assignee, any and all proceedings at law, inequity or otherwise, that the Assignee may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the Assigned Assets and Assumed Liabilities hereby assigned and conveyed, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings relating to any of the said Assigned Assets and Assumed Liabilities, and generally to do all and any such acts and things in relation thereto as the Assignee shall deem advisable.

         4. Notwithstanding any other provision in this Agreement to the contrary, in the event that any Assigned Asset is not legally or equitably assignable (whether pursuant to its express terms or otherwise) at the Closing Date, or if the purported assignment of such Assigned Asset pursuant to this Agreement would adversely affect, or diminish the value to Assignee of, such Assigned Asset, then in any such case (a) such Assigned Asset shall not be deemed assigned to Assignee hereunder, (b) Assignor shall, until such time as such Assigned Asset is so assignable without any such adverse effect or diminution in value, hold such Assigned Asset in trust for the benefit of Assignee, and act as agent of Assignee in order to obtain for Assignee the economic and other benefits of such Assigned Asset as though such Assigned Asset had been assigned to Assignee hereunder, (c) Assignor shall transfer or deliver to Assignee any and all sums, proceeds and other consideration received or collected by Assignor in respect of such Assigned Asset or as a result of any liquidation or other capitalization thereof, and (d) if and when such Assigned Asset thereafter becomes so assignable without any such adverse effect or diminution in value, then Assignor shall promptly, at Assignee's reasonable request and without further consideration, execute and deliver such instruments of conveyance and transfer and take such action to effect, consummate, confirm and evidence the transfer to Assignee of such Assigned Asset.

         5. Each party hereby covenants that, from and after the Closing Date, upon the other party's reasonable request and without further consideration, such party shall execute and deliver such further instruments of conveyance and transfer and take such additional action to effect, consummate, confirm and evidence the transfer to Assignee of the Assigned Assets and the assumption by Assignee of the Assumed Liabilities.

         6. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

         7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

         8. This instrument shall insure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.






              [The remainder of page is intentionally left blank.]

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered as of the date first written above.


                                            ASSIGNOR:

                                            POSITIVE IMPACT WASTE SOLUTIONS, LLC



                                            By:_________________________________
                                               Tim Spencer, President


                                            ASSIGNEE:

                                            MEDSOLUTIONS, INC.



                                            By:_________________________________
                                               Matthew H. Fleeger, President/CEO

                                 ACKNOWLEDGMENT

THE STATE OF TEXAS      )
                        )
COUNTY OF DALLAS        )

         The foregoing instrument was acknowledged before me this 30th day of November 2005, Tim Spencer, President of Positive Impact Waste Solutions, LLC, on behalf of said corporation.




                                     ___________________________________________
                                     Notary Public for and in the State of Texas






            [SEAL]

_______________________________
My commission expires

                                 ACKNOWLEDGMENT

THE STATE OF TEXAS      )
                        )
COUNTY OF DALLAS        )

         The foregoing instrument was acknowledged before me this 30th day of November 2005, by Matthew Fleeger, President and CEO of MedSolutions, Inc., on behalf of said corporation.



                                     ___________________________________________
                                     Notary Public for and in the State of Texas






            [SEAL]

_______________________________
My commission expires

                                    EXHIBIT A
                                    ---------

--------------------------------------------------------------------------------
                                 Assigned Assets



(a)      Tangible Assets:

Model PIWS-3000 mobile treatment units, serial numbers 1, 3, 4, 5, 6 & 7

See schedule attached hereto.

(b)      Other Assets:

All transferable regulatory permits related to the Assignor's equipment and/or treatment facilities that are being conveyed to Assignee.

100% of the issued and outstanding equity securities of Positive Impact Waste Servicing, Inc., a Texas corporation.

                                    EXHIBIT B
                                    ---------


--------------------------------------------------------------------------------
                             Disclosed Encumbrances

None.

                                    EXHIBIT C
                                    ---------

--------------------------------------------------------------------------------
                               Assumed Liabilities

None.

                                    EXHIBIT C
                                    ---------

                      POSITIVE IMPACT WASTE SOLUTIONS, LLC

                              OFFICER'S CERTIFICATE
                              ---------------------


         I, Tim Spencer, President of Positive Impact Waste Solutions, LLC, a Delaware limited liability company (the "Seller"), hereby certify the following pursuant to Section 2.01(a)(ii) of the Asset Purchase Agreement (the "Agreement"), dated as of November 30, 2005, between MedSolutions, Inc., a Texas corporation, and the Seller. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

         1. All representations and warranties of the Seller set forth in the Agreement are true and correct as of the date hereof, except to the extent such representations and warranties are specifically made as of an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

         2. The Seller has performed or complied with in all respects its agreements and covenants required to be performed or complied with under the Agreement as of or prior to the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate as of November 30, 2005.

                                                     POSITIVE IMPACT WASTE
                                                     SOLUTIONS, LLC, a Delaware
                                                     limited liability company


                                                     By:    ____________________
                                                     Name:  Tim Spencer
                                                     Title: President

                                    EXHIBIT D
                                    ---------

                      POSITIVE IMPACT WASTE SOLUTIONS, LLC

                            CERTIFICATE OF SECRETARY
                            ------------------------

         This Certificate of Secretary is made and attested to this 30th day of November, 2005, pursuant to the Asset Purchase Agreement dated November 30, 2005 (the "Agreement"), by and between MedSolutions, Inc., a Texas corporation (the "Buyer"), and Positive Impact Waste Solutions, LLC, a Delaware limited liability company (the "Seller").

         1. The Seller has provided the Buyer with the Certificate of Formation of the Seller, including all amendments thereto as of this date, and the limited liability company agreement of the Seller, including all amendments thereto as of this date, and I hereby certify and attest that such documents are true, complete, and presently in effect.

         2. The Seller has provided the Buyer with a copy of the Action by Unanimous Written Consent of the Board of Managers and the Members of the Seller, which approves the Agreement and the execution thereof by the President of the Seller, and I hereby certify and attest that such Action by Unanimous Written Consent is true and complete and has not been rescinded.

         IN WITNESS WHEREOF, I have set my hand hereto as of the date first written above.



                                            ____________________________________

                                            ___________, Secretary

                                    EXHIBIT E
                                    ---------

                      FORM OF SHAREHOLDER LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


MedSolutions, Inc.
12750 Merit Drive, Suite 770
Dallas, Texas   75251

Dear Sirs:

         The undersigned, a shareholder of MedSolutions, Inc., (the "Company"), understands that the Company has filed with the Securities and Exchange Commission ("SEC") a Form 10-SB (the "Form 10-SB") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result thereof the Company has become a fully reporting Company under the Exchange Act, thus creating the statutory foundation for the development of a public market for the Company's common stock, par value $.001 per share (the "Common Stock"). The Company's management believes that the Company soon will be in a position to have the trading of the Common Stock quoted on the OTC Bulletin Board(R), after certain steps are completed, including the execution of this Lock-Up Agreement by a sufficient number of the Company's shareholders. In recognition of the benefit that the quotation of the trading of the Common Stock would confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, except for the "Allowable Transactions" defined herein, during the period of twelve (12) months following the date on which the Common Stock is initially quoted on the OTC Bulletin Board(R) or other national exchange (the "Effective Date"), the undersigned will not, without the prior written consent of the Company, directly or indirectly, with regard to shares of Common Stock held by the undersigned on the Effective Date but not shares of Common Stock acquired thereafter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of hypothecate, or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (collectively the "Lock-Up Provisions").

         The Company's consent, however, is not required for the following transfers (the "Allowable Transactions"): (a) after the expiration of one year from the Effective Date, 20% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (b) after the expiration of 90 days following the completion of one year from the Effective Date, 40% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (c) after the expiration of 180 days following the completion of one year from the Effective Date, 60% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (d) after expiration of 270 days following the completion of one year from the Effective Date, 80% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (e) after expiration of two years from the Effective Date, 100% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (f) a bona fide gift or gifts made by the undersigned, provided that the donee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such gift; (g) a distribution to partners or stockholders of the undersigned (and to any direct or indirect partner or stockholder thereof), provided that the ultimate distributees of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such distribution; or
(h) transfers, without consideration, of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such transfer. The undersigned further agrees for the Company to place a restrictive legend on any share certificates representing shares of Common Stock that are subject to the Lock-Up Provisions, and to place stop-transfer orders with the Company's transfer agent in order to prevent the transfer of shares of Common Stock in contravention of the Lock-Up Provisions. This letter agreement, once executed by the undersigned shareholder of the Company, shall supersede and replace in its entirety any prior lock-up arrangement the shareholder may have entered into with the Company.




                                            Very truly yours,

                                            POSITIVE IMPACT WASTE SOLUTIONS, LLC


                                            By:________________________________
                                                     Tim Spencer, President


                                            MEDSOLUTIONS, INC.



                                            By:_________________________________
                                               Matthew H. Fleeger, President/CEO

                                    EXHIBIT F
                                    ---------

                               MEDSOLUTIONS, INC.

                              OFFICER'S CERTIFICATE
                              ---------------------


         I, Matthew H. Fleeger, President of MedSolutions, Inc., a Texas corporation (the "Buyer"), hereby certify the following pursuant to Section 2.01(b)(ii) of the Asset Purchase Agreement (the "Agreement"), dated as of November 30, 2005, between the Buyer and Positive Impact Waste Solutions, LLC, a Delaware limited liability company. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

1. All representations and warranties of the Buyer set forth in the Agreement are true and correct as of the date hereof, except to the extent such representations and warranties are specifically made as of an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

2. The Buyer has performed or complied with in all respects its agreements and covenants required to be performed or complied with under the Agreement as of or prior to the date hereof.

IN WITNESS WHEREOF, I have executed this Certificate as of November 30, 2005.

                                                     MEDSOLUTIONS, INC.,
                                                     a Texas corporation


                                                     By:________________________
                                                        Name: Matthew H. Fleeger
                                                        Title: President and CEO

                                    EXHIBIT G
                                    ---------

                               MEDSOLUTIONS, INC.

                            CERTIFICATE OF SECRETARY
                            ------------------------

         This Certificate of Secretary is made and attested to this 30th day of November 2005, pursuant to the Asset Purchase Agreement dated November 30, 2005 (the "Agreement"), by and between MedSolutions, Inc., a Texas corporation (the "Buyer"), and Positive Impact Waste Solutions, LLC, a Delaware limited liability company (the "Seller").

         The Buyer has provided the Seller with a copy of the Action by Unanimous Written Consent of the Board of Directors of the Buyer, which approves the Agreement and the execution thereof by the President of the Buyer, and I hereby certify and attest that such Action by Unanimous Written Consent is true and complete and has not been rescinded.

         IN WITNESS WHEREOF, I have set my hand hereto as of the date first written above.





                                            ____________________________________
                                            Beverly Fleeger, Secretary

                                    EXHIBIT H
                                    ---------

             FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                               CONFIDENTIALITY AND

                            NON-COMPETITION AGREEMENT




         This Confidentiality and Non-competition Agreement (the "Agreement") is made and entered into as of November 30, 2005, by and between ____________, an individual (the "Seller Representative"), and MedSolutions, Inc., a Texas corporation (the "Company").

                                    RECITALS:

         A. The Company is purchasing certain assets (the "Assets") of Positive Impact Waste Solutions, LLC (the "Seller"), of which the Seller Representative is an officer, director, shareholder and/or employee, as set forth in that certain Asset Purchase Agreement, dated November 30, 2005, (the "Purchase Agreement") between the Company and the Seller. This Agreement is ancillary to and part of such Purchase Agreement.

         B. The Company's business and success are based on the use of proprietary and confidential information and trade secrets that are valuable and unique assets of the Company. In connection with the Purchase Agreement between the Company and the Seller, the Seller Representative will receive and have access to and knowledge of proprietary and confidential information and trade secrets of the Company, its suppliers and its customers.

         C. The Seller Representative is intimately familiar with confidential information and trade secrets of the Seller. The Seller Representative is also in a position to affect the goodwill associated with the Seller's business and the Assets. Further, the Seller Representative acknowledges that the Company is purchasing such confidential information, trade secrets, and goodwill of the Seller in the Purchase Agreement.

         D. The Seller Representative's access to and knowledge of proprietary and confidential information, trade secrets, and goodwill of the Seller and the Company will present the Seller Representative with the opportunity to benefit himself and others wrongly at the expense of the Company, its customers, and the Seller, if the Seller Representative does not abide by the terms of this Agreement. If the Seller Representative were to compete with the Company, it would be highly unlikely that the Seller Representative could do so without misappropriating for himself or for any competing employer information obtained through his employment with the Company or the Seller, thereby causing irreparable harm to the business of the Company and also frustrating and defeating the entire purpose of the Company's Purchase Agreement with the Seller.

         E. The Seller Representative will receive financial consideration from the Seller as a result of the Purchase Agreement, given the Seller Representative's position as an officer, director, shareholder and/or employee of the Seller.

         F. In addition to this Agreement, the Seller Representative may be entering into an employment or consulting agreement with the Company as part of the Purchase Agreement. If so, this Agreement is ancillary to such employment or consulting agreement.

         G. For purposes of this Agreement, the term "Company" shall mean and include the Company and its affiliates, and all of their direct and indirect subsidiaries.

                                   AGREEMENTS:

         THEREFORE, in exchange for the consideration contained herein, as well as the consideration contained in the Purchase Agreement inuring to the Seller Representative's benefit as a result of such agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller Representative agrees with the Company as follows:

                                    ARTICLE I

                     CONFIDENTIALITY OF COMPANY INFORMATION

         Confidentiality Agreement. The Seller Representative acknowledges that, during the negotiation of the Purchase Agreement, during the course of his employment with, management of or ownership of the Seller, and during the course of his employment or consulting relationship with the Company, if any, the Seller Representative has or will become privy to certain Confidential Information (hereinafter defined) of the Company and/or the Assets and the Seller Representative agrees that he shall not, without the prior written consent of the Company, at any time, whether before, during, or after the term of his employment with the Company, if applicable, except as required to perform his duties of employment with the Company, use, disseminate, disclose, or communicate any Confidential Information to any person or entity inside or outside the United States. As used herein, the term "Confidential Information" means: (i) all information about the Company disclosed or made known to the Seller Representative as a direct or indirect consequence of or through the Purchase Agreement, (ii) all information about the Assets disclosed or made known to the Seller Representative during the course of his employment with, management of or ownership of the Seller, and (iii) all information about the Company disclosed or made known to the Seller Representative during the course of his employment or consulting with the Company, that is not generally known in the industries in which the Company or any of its affiliates or subsidiaries is or may become engaged, including, but not limited to, information about: (A) financial position, product line, customers, suppliers, and market; (B) profit margins, pricing techniques, or pricing information as to both purchase prices from suppliers and sale prices to customers; (C) past, present, or future plans with respect to the business of the Company; (D) bids, negotiations, or techniques in bidding or negotiating, pursuant to supplier, wholesaler, customer or other contracts; (E) current or future Company advertising or promotion plans or programs; (F) any Company system, procedure, or administrative operations;
(G) Company's structure, employees, or processes; and (H) present or future plans for the extension of the present business or commencement of a new business by the Company or any subsidiary or division of the Company.

Confidential information shall exclude information that: (w) is already known by the receiving party prior to disclosure by the other party from a source other than the disclosing party and not under a duty of confidentiality to the Company, (x) is in the public domain, (y) ceases to be confidential through no fault of the receiving party, or (z) is independently developed by the receiving party.

                                   ARTICLE II

                            NON-COMPETITION COVENANTS

         2.01 Term of Non-Competition. The "Term of Non-Competition" means the period beginning on the date hereof and continuing for a period of two years following the closing date of the Purchase Agreement (as defined therein).

         2.02 No Business Competition. During the Term of Non-Competition, the Seller Representative will not, in the states of Texas, Kansas and any additional states in which the Company is granted any exclusive rights relating to the Seller's mobile treatment units by the Seller, own, manage, operate, join, control or participate in, directly or indirectly, or be a partner or shareholder of (except for shares in the Company), any business engaged in the
(A) regulated medical waste transportation business, (B) document destruction or shredding business, including without limitation the transportation of destroyed or shredded documents business, (C) sharps management business, and (D) compliance with the Occupational Safety and Health Act or the Health Insurance Portability and Accountability Act of 1996 business (collectively, the "Competing Businesses"), and the Seller Representative shall not render assistance or advice to any person which is so engaged; provided however, that the passive ownership of less than 2% of the equity securities of a publicly-traded company that is involved in any of the foregoing businesses shall be permissible under this Section 2.02.

         2.03 No Solicitation of Company's Customers. During the Term of Non-Competition, the Seller Representative shall not induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person or entity that is an actual or prospective customer of the Company at any time during the Term of Non-Competition to buy products or services from a competing business. It is understood that this Section 2.03 shall be in addition to and not construed as a limitation upon any other covenant in Article II hereof.

         2.04 No Solicitation of Employees. During the Term of Non-Competition, the Seller Representative hereby agrees not to induce, directly or indirectly, any person who is an employee of the Company to leave the employment of the Company.

         2.05 Tolling of Term. If, during any calendar month within the Term of Non-Competition, the Seller Representative is not in compliance with the terms of this Article II, the Company shall be entitled to, among other remedies, compliance by the Seller Representative with the terms of this Article II for an additional number of calendar months that equals the number of calendar months during which such noncompliance occurred. The term "Term of Non-Competition" shall also include this additional period.

         2.06 Reasonableness of Restrictions. The Seller Representative acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of this Article II are reasonable and are no broader than are necessary to maintain the confidentiality of the Confidential

Information and the goodwill associated with the Company's goods and services, and to protect the other legitimate business interests of the Company, including its goodwill and the intent of the Purchase Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.01 Continuing Obligation. If the Seller Representative also has an employment or consulting agreement with the Company, the Seller Representative's obligations under this Agreement shall continue whether or not the Seller Representative's employment or consulting with the Company shall be terminated voluntarily or involuntarily, with or without cause, and whether or not the Seller Representative or the Company breaches the employment or consulting agreement between the Seller Representative and the Company, if any.

         3.02 Parties Bound. This Agreement shall be binding upon the Seller Representative, the Seller Representative's heirs, executors, administrators, and assigns and shall inure to the benefit of the Company, its successors, and assigns.

         3.03 Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         3.04 Waiver. The Company may waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the Company to any such waiver shall be valid only if set forth in an instrument in writing signed by the Company.

         3.05 Entirety and Amendments. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, supersedes all prior agreements or understandings relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by the parties hereto.

         3.06 Headings. The heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         3.07 Governing Law. THE LAW OF THE STATE OF TEXAS WILL GOVERN THE INTERPRETATION, VALIDITY AND EFFECT OF THIS AGREEMENT WITHOUT REGARD TO THE PLACE OF EXECUTION OR THE PLACE OF PERFORMANCE THEREOF.

         3.08 Invalid Provisions and Request for Reformation. If any provision of this Agreement (including, without limitation, any provision relating to the activities covered by, or time period of, the non-competition covenants of
Article II) is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible that is legal, valid, and enforceable, and the Company hereby requests the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the preceding provision.

           [The remainder of this page is left intentionally blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                           MEDSOLUTIONS, INC.


                                           By: _________________________________
                                               Matthew H. Fleeger, President/CEO





                                           SELLER REPRESENTATIVE


                                           By: _________________________________
                                               [Printed name]

                                    EXHIBIT I
                                    ---------

                              FORM OF $550,000 NOTE

                                 PROMISSORY NOTE
                                 ---------------

$550,000.00                       Dallas, Texas                November 30, 2005


         FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., a Texas corporation (the "Maker"), hereby unconditionally promises to pay to the order of Positive Impact Waste Solutions, LLC, a Delaware limited liability company (the "Payee"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount (the "Principal Amount") of $550,000.00, subject to adjustment as set forth herein in accordance with Sections 1.01(b), 1.01(e) and 5.09 of that certain Asset Purchase Agreement executed between the Maker and the Payee as of the date hereof (the "Asset Purchase Agreement"), secured by certain of the assets of the Maker as described in the Security Agreement entered into by Maker and Payee and dated as of November 30, 2005, with simple interest at an annual rate of 8.0%. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         1. This Promissory Note (the "Note") shall be due and payable in six equal installments of interest only in the amount of $3,666.66 each due monthly beginning on December 30, 2005, and 54 equal installments of principal and interest in the amount of $12,161.83 due each Payment Date (as defined below) thereafter, with the final such installment due on November 30, 2010 (the "Maturity Date"). Each date on which a payment is due, including the Maturity Date, shall be referred to herein as a "Payment Date"; provided, however, that if a Payment Date should fall on a Saturday, Sunday, or bank holiday, then the Payment Date shall be the next business day. The Maker may prepay any portion or this entire Note without penalty at any time. Any prepayment will be applied first against accrued but unpaid interest and then against the outstanding principal balance. At the request of the Payee, the Maker may make any payments due under the Note directly to the creditors of the Payee. The Payee hereby acknowledges that this Note and the Principal Amount are subject to certain offset rights by the Maker pursuant to the Asset Purchase Agreement. To the extent that any interest is paid on the Note and the Principal Amount is subsequently reduced in accordance with the terms of the Asset Purchase Agreement, any interest previously paid in excess of an 8% annual rate of return on the adjusted Principal Amount will be credited, in the sole discretion of the Maker, against the future interest payment(s) and/or the Principal Amount such that the amount of interest paid on the Principal Amount does not exceed 8.0%.

         2. If the Maker fails to pay the full amount then due on any Payment Date and such failure remains uncured for a period of three calendar days following written notice of such default by the Payee, then, at the election of the Payee, this Note shall immediately become due and payable in full, interest on such principal amount and unpaid interest shall thereafter accrue at the lesser of 12% or the highest lawful rate permissible under applicable law (the "Default Rate"), and the Payee shall be entitled to pursue any remedy to which it is entitled under applicable law.

         3. The makers, signers, sureties, guarantors, and endorsers of this Note severally waive valuation and appraisal, demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice, and protest. If this Note is not paid when due, the Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and all expenses incurred by the holder hereof on account of any such collection, whether or not suit is filed hereon.

         4. Except as expressly set forth in Section 1 hereof, the Maker shall have no right of setoff, counterclaim, recoupment or other deduction with respect to the payment required hereunder, and such payment constitutes the absolute and unconditional obligation of the Maker.

         5. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. No delay on the part of the holder hereof in the exercise of any right or remedy available to the holder hereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

         6. Regardless of any provision contained in this Note, Payee shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum lawful rate permitted by applicable law and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such by Maker. In determining whether or not the interest paid or payable on this Note exceeds such maximum lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate does not exceed the maximum lawful rate at any time during the entire term of this Note. However, if this Note is paid in full or all or a portion of the principal is set off under the Asset Purchase Agreement prior to the scheduled maturity hereof, and if the interest received for the actual period of existence thereof exceeds such maximum lawful rate, Payee shall refund the amount of such excess and shall not be subject to any applicable penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of such maximum lawful rate.

         7. This Note is one of the promissory notes referred to in and is entitled to the benefits of and security afforded by that certain Security Agreement dated as of November 30, 2005, executed by Maker in favor of Payee and covering the collateral described therein.

         8. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.


         EXECUTED effective as of the date first set forth above.

                                            MAKER:

                                            MedSolutions, Inc.

                                            By:_________________________________
                                               Matthew H. Fleeger, President/CEO

                                    EXHIBIT J

                               TERRITORY AGREEMENT

                                    EXHIBIT K
                                    ---------

                           CUSTOMER SERVICE AGREEMENT

                               Territory Agreement
                                     Between
          Positive Impact Waste Solutions, Inc. and MedSolutions, Inc.

This TERRITORY AGREEMENT ("Agreement"), dated _______________, is made and entered into by and between Positive Impact Waste Solutions, LLC., a Delaware limited liability company ("PIWS"), and, MedSolutions, Inc. a Texas corporation ("Purchaser"). PIWS is the owner of all patents, copyrights, trade secrets, and rights to the PIWS-3000 regulated medical waste treatment system and the disinfectant Cold-Ster(R). Pursuant to the terms of the Asset Purchase Agreement dated November 30, 2005, between PIWS and Purchaser, Purchaser was granted certain rights in the States of Texas and Kansas (collectively, the "Territory") by PIWS for use of the PIWS-3000 (or successor model) system and Cold-Ster(R) for processing regulated medical waste in the Territory.

A. Expansion States. The Purchaser desires a right of first refusal with respect to exclusive rights for the use of the PIWS-3000 (or successor model) system and Cold-Ster(R) in states other than the Territory (each, an "Expansion State," and collectively, the "Expansion States"). With this Agreement and the Equipment Purchase Agreement of even date between PIWS and Purchaser, the Purchaser has agreed to purchase, under certain circumstances, one or more PIWS-3000 (or successor model) waste processing units in mobile and/or fixed configurations (collectively, "Units") as mutually agreeable between PIWS and Purchaser. In consideration of the agreement to consider purchasing one or more additional Units, PIWS, subject to the terms set forth herein, grants to Purchaser, the right of first refusal with respect to each Expansion State as set forth herein. In the event that PIWS receives an offer (an "Offer") from any person (an "Offeror") to purchase a Unit to service customers located within an Expansion State in which Purchaser is, at the date of the Offer, servicing customers, PIWS shall provide written notice (a "Notice") of the terms of the Offer to Purchaser, and Purchaser shall have thirty (30) days from its receipt of a Notice to elect to purchase the exclusive right to service customers located within such Expansion State with one or more Units as follows: (1) if the Expansion State is either Oklahoma, Louisiana, Arkansas, or Missouri, then Purchaser may elect to purchase such exclusive right by purchasing one Unit for use servicing customers located within such Expansion State on the terms and conditions set forth below; and (2) if the Expansion State is any state other than Oklahoma, Louisiana, Arkansas, or Missouri, then Purchaser may elect to purchase such exclusive right pursuant to the same terms and conditions as set forth in the Offer. In the event Purchaser fails to notify PIWS in writing within such 30-day period of its election to exercise such rights with respect to any such Expansion State, this right of first refusal shall expire only with respect to such Expansion State and PIWS shall be free to offer such Expansion State to the Offeror on the same terms and conditions as set forth in the Offer. In the event Purchaser exercises its right with respect to any of the Expansion States of Oklahoma, Louisiana, Arkansas, or Missouri, it shall purchase one Unit from PIWS for use servicing customers located within such Expansion State as follows:

..          (i) A 15%  deposit  must  be  placed  for the  purchase  of a Unit in conjunction with the purchase of the Expansion State.
..          (ii) A signed Purchase Order and Sales Agreement (the standard format of which are provided in Attachment B) and an activation deposit of 20% must be placed with PIWS for the purchase of such Unit within 180 days from the effective date of the purchase of the Expansion State.

..          (iii) The  Purchaser  can  purchase  replacement  parts for Units and
Cold-Ster(R) under a Service Agreement which is provided in Attachment B. The Purchaser understands that it forfeits any warranties for a Unit without an executed Service Agreement.

In the event that PIWS receives an Offer from any person to purchase a Unit to services customers located within an Expansion State in which Purchaser is not servicing customers as of the date of the Offer, PIWS shall provide 5 days' prior written notice of the terms of the Offer to Purchaser. PIWS hereby covenants and agrees that it will not enter into any agreement that would prohibit Purchaser from servicing customers located within any Expansion State with one or more Units.

B. Purchaser's Obligations: The Purchaser agrees to undertake the steps necessary to begin regulated medical waste processing operations within any purchased Expansion State. These steps include but are not limited to seeking state regulatory approval and licensing for the Unit purchased for such Expansion State, marketing to potential customers, hiring employees to market and/or service the operations in the Expansion State and securing any sites necessary for its operations. The Purchaser will maintain rights to the Expansion State as long as a Unit is purchased for such Expansion State in accordance with the terms set forth above. If such Unit is not being operated in the Expansion State for which it was purchased, such exclusive rights to such Expansion State are forfeited and PIWS has the right, but not the obligation, to seek another Purchaser for the Expansion State, subject to Purchaser's right to operate in such Expansion State.

C. PIWS' Obligation: PIWS agrees to provide the Purchaser with limited assistance with establishing its regulated medical waste processing operations including the following:

..           Regulatory  assistance  will be  provided  through  PIWS'  personnel consulting with the Purchaser's regulatory personnel. The Purchaser will be provided with access to PIWS' efficacy testing data, prior state approvals, Federal registration information and other pertinent regulatory data. On-site assistance to the Purchaser is available upon request and payment of PIWS' personnel and out-of-pocket expenses.

..          Training is available to the  Purchaser's  operating  personnel  with each unit purchased. Such training is included in the price of the unit and Purchaser will be responsible for only its own personnel costs and out-of-pocket expenses. Each unit will receive a training manual, operator's manual and PIWS-3000 system manual. Additional information on the training available will be provided separately.

PIWS also agrees to maintain all regulatory approvals required for Federal purposes. PIWS also agrees to continue to maintain all patents, copyrights, trade secrets, and rights to the PIWS-3000 regulated medical waste treatment system and the disinfectant Cold-Ster(R).

D. Representations: PIWS and Purchaser represent to each other that they are merchants with respect to the subject goods. No representations were made or relied upon with respect to the PIWS-3000, Cold-Ster(R) or the terms of this Agreement. No agent, employee, or representative of PIWS made, or has any authority to bind PIWS by, any warranty, representation, or affirmation concerning the PIWS-3000 or Cold-Ster(R) other than the warranty expressly granted by PIWS. Purchaser acknowledges that no such affirmation, warranty, or representation has been made, none has been relied upon, and none forms the basis of this Agreement other than the warranty expressly granted by PIWS.

E. Assignment: This Agreement is not assignable, nor the performance of Purchaser's or PIWS' duties delegable, without the Purchaser's and PIWS' prior written consent, provided, however, no such consent is required upon the sale by Purchaser of a majority of its stock or other ownership interests, the merger of Purchaser with another entity, or the sale of all or substantially all of Purchaser's assets.

F. Interpretation: This Agreement is intended by the parties to be a final, exclusive, and complete expression of their agreement and its terms with regard to the subject matter herein. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used herein. Acceptance of, or acquiescence in, a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to object.

G Amendment: This Agreement may be amended only by an instrument signed by the parties or their respective agents.

H. Time for bringing action: Any action for a breach of this Agreement must be commenced within six (6) months after the cause of action has accrued.

I. Notices, Etc: All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand, messenger or reputable overnight courier, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.


         If to PIWS:             Timothy P. Spencer, President
                                 Positive Impact Waste Solutions, Inc.
                                 Odessa, Texas  79768-4692

         If to Purchaser:        MedSolutions, Inc.
                                 12750 Merit Drive, Park Central VIII, Suite 770
                                 Dallas, Texas 75251

J. Governing Law. This Agreement shall be interpreted and the rights of the parties determined in accordance with the laws of the United States applicable thereto and the laws of the State of Texas. Venue of all matter pertaining to this Agreement shall be in the District Courts of Ector County, Texas.


Accepted and agreed to by:                  Accepted and agreed to by:
____________________________________        Positive Impact Waste Solutions, LLC

____________________________________        ____________________________________
Signature                                   Signature

____________________________________        ____________________________________
Title                                       Title

                                    EXHIBIT L
                                    ---------

                          EQUIPMENT PURCHASE AGREEMENT

                          EQUIPMENT PURCHASE AGREEMENT
                          ----------------------------

         This Equipment Purchase Agreement ("Agreement") made between Positive Impact Waste Solutions, L.L.C., a Texas limited liability company, with its principal place of business at 601 S. Pagewood, Odessa, Texas 79761 (the "Seller"), and MedSolutions, Inc. ("Buyer"), a Texas corporation, with its principal place of business located at 12750 Merit Drive, Park Central VIII, Suite 770, Dallas, Texas 75251.

WHEREAS, the Seller and Buyer desire to provide for the terms and conditions of future purchase by Buyer of PIWS-3000 (or successor model) medical waste treating equipment manufactured by Seller.

NOW THEREFORE, the Parties agree as follows:

         1. Description. Seller manufactures and sells medical waste treating equipment known as the PIWS-3000 ("Equipment") which Buyer desires to purchase such Equipment in the quantities and on the terms and conditions described in Attachment A.

         2. Price. The price of the Equipment shall be $600,000.00 per mobile unit, with standard specifications, subject to increase from time to time for actual increases in material and labor costs incurred by Seller after the first one hundred eighty (180) days subsequent to the date of this Agreement. Seller shall give Purchaser ninety (90) days notice of any price increase.

         3. Inspection. Buyer shall have the right to inspect the Equipment prior to shipping. Buyer will be notified when the Equipment is complete and ready for inspection and shipping. If Buyer fails to inspect the Equipment within a one week period after receipt of notification, it will be deemed to have waived inspection and to have unequivocally accepted the Equipment. Once Buyer has inspected the Equipment or waives inspection, Buyer shall not be able to revoke acceptance or later reject the Equipment.

         4. Representations. Buyer and Seller represent to each other that they are merchants with respect to the subject goods. No representations were made or relied upon with respect to the Equipment or the terms of this Agreement. No agent, employee, or representative of Seller made, or has any authority to bind Seller by, any warranty, representation, or affirmation concerning this
Equipment. Buyer acknowledges that no such affirmation, warranty, or representation has been made, none has been relied upon, and none forms the basis of this bargain. This Agreement and attachments are intended by the parties to be a final, exclusive and complete expression of their agreement and its terms, with respect to the subject matter herein.

         5. Right of First Refusal.

         (a) Right of First Refusal. The Buyer shall not sell, assign, transfer, pledge or otherwise dispose of any of the Equipment, or any right or interest therein, either voluntarily or involuntarily, to any person other than an affiliate of Buyer without first receiving a bona fide written offer from an independent prospective buyer and delivering a written notice (the "Transfer Notice") to the Seller, which shall have the option to purchase the Equipment as provided herein (the "Right of First Refusal"). The Transfer Notice must include and specify, among other things, (i) a copy of the written offer to purchase from a bona fide third party; (ii) the name and address of the proposed transferee; (iii) the price or amount to be paid for the proposed transfer (including the amount of any debt to be paid, canceled or forgiven upon foreclosure of a security interest in the Equipment or upon any other transfer to the Buyer's creditors); and (iv) all other material terms and conditions of the proposed transfer.

         (b) Election to Purchase Units. Within thirty (30) days after receipt of the Transfer Notice, the Seller or its designee (as the case may be), may elect to purchase Equipment to which the Transfer Notice refers at the price specified in the Transfer Notice. If no price is specified in the Transfer Notice, the purchase price shall be the then current Market Value of the Equipment as determined by a qualified independent equipment appraiser selected by the Seller. Such Right of First Refusal shall be exercised by delivery to the Buyer by the Seller or its designee of a written election to exercise such Right of First Refusal, specifying the Equipment to be purchased by the Seller or its designee (as the case may be). Notwithstanding the foregoing, the Seller may elect to offset against and deduct from any payment of the purchase price any indebtedness then owed by the Buyer to the Seller.

         (c) Closing for Purchase of Units. In the event the Seller elects to acquire the Equipment as specified in the Transfer Notice, the Seller shall so notify the Buyer and settlement thereof shall be made in cash within thirty (30) days after the Seller receives the Transfer Notice, provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Seller shall pay for the Equipment on the same terms and conditions set forth in the Transfer Notice.

         (d) Transfer Free of Right of First Refusal. If the Equipment referred to in the Transfer Notice is not purchased as indicated above by the Seller, or its designee(s), the Buyer within a period of ninety (90) days from the date of delivery of the Transfer Notice to the Seller, may sell such Equipment to the person or persons named in the Transfer Notice at the price and on the terms specified in the Transfer Notice, provided that such sale or transfer is consummated within ninety (90) days following the date of delivery of the Transfer Notice to the Seller and, provided further, that such sale is in accordance with all the terms and conditions hereof.

         (e) Nullification of Improper Transfer. Any transfer by the Buyer in violation of this Section shall be null and void and of no effect.

         (f) Change of Control. All of the above notwithstanding, the sale of a majority interest in the stock or other ownership interest of Buyer, the merger of Purchaser with another entity, or the sale of all or substantially all of the assets of Buyer, shall not constitute a sale, assignment or transfer subject to the Right of First Refusal contained herein.

         6. Products Liability Indemnity. Subject to the express warranty provided to Buyer by Seller, Seller shall not be liable or responsible for, and shall be saved and held harmless by, Buyer from and against any and all suits, actions, losses, damages, claims, or liability of any character, type, or description, including without limiting the generality of the foregoing all expenses of litigation, court costs, and attorney's fees for damage suffered by

Buyer arising out of, or occasioned by, directly or indirectly, the failure or defectiveness of the Equipment sold by Seller pursuant to this Agreement, including all cases in which the defect or failure, and the resultant damage, results from the design, manufacture, marketing, distribution, or operation of the Equipment, or from the failure of Seller to provide timely warnings to any person concerning the Equipment or its use whether that failure or defectiveness is the sole or contributory cause of the resultant damage.

         It is the expressed intention of Buyer and Seller that the indemnity provided for in this Paragraph is designed and intended to protect Seller from the consequences of defects in the design, manufacture, marketing, distribution, or operation of the Equipment, or from the failure of Seller to provide timely warning to any person concerning the Equipment or its use.

         7. Training. Included in the purchase price is the availability of onsite training at Seller's facility in Odessa, Texas. This three-week training is available for up to two of the Buyer's personnel, on a concurrent basis, within 30 days of delivery of the first item of Equipment. This includes all instructor time, classroom materials and equipment. The Buyer is responsible for all costs of transportation to and from the training facility, hotel accommodations, food and other ancillary costs. In addition, the Buyer shall indemnify and hold harmless the Seller, it's employees, officers, directors and agents from any liability, loss, damage, injury or claim resulting from any injury caused the personnel of Buyer while attending this training. In addition, Buyer shall provide to Seller a copy of Buyer's Texas Workman Compensation Insurance coverage. Additional training may be available at Buyer's site at additional costs and at discretion of Seller.

         8. Service Agreement. The Service Agreement attached hereto, available for PIWS 3000, describes service and technical support available for the Equipment and the costs of such service agreements.

         9. Warranty. The Limited Warranty Agreement for PIWS 3000 attached hereto as Attachment B, describes approved usage for the Equipment. Usage outside of that described in the warranty could result invalidation of the warranty.

         10. Assignment. This Agreement is not assignable, nor the performance of Buyer's or Seller's duties delegable, without the Buyer's and Seller's prior written consent.

         11. Disclaimer. THE SELLER DOES NOT WARRANT THAT THE EQUIPMENT IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE AND THIS SALE IS MADE "AS IS" AND WITH ALL FAULTS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR USE FOR A PARTICULAR PURPOSE MADE BY THE SELLER, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT. BUYER SHALL BE LIMITED SOLELY TO THE WARRANTIES, IF ANY, OF THE MANUFACTURER MADE WITH RESPECT TO THE EQUIPMENT.

         12. Interpretation. This Agreement is intended by the parties to be a final, exclusive, and complete expression of their agreement and its terms with respect to the subject matter herein. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used herein. Acceptance of, or acquiescence in, a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to object.

         13. Amendment. This Agreement may be amended only by an instrument signed by the parties or their respective agents.

         14. Time for bringing action. Any action for a breach of this Agreement must be commenced within six (6) months after the cause of action has accrued.

         15. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand, messenger or reputable overnight courier, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

                  If to Seller:          Timothy P. Spencer, President
                                         Positive Impact Waste Solutions, L.L.C.

                                         Odessa, Texas  79768-4692


                  If to Buyer:           MedSolutions, Inc.
                                         12750 Merit Drive, Park Central VIII,
                                         Suite 770
                                         Dallas, Texas 75251

         16. Governing Law. This Agreement shall be interpreted and the rights of the parties determined in accordance with the laws of the United States applicable thereto and the laws of the State of Texas. Venue of all matters pertaining to this Agreement shall be in the District Courts of Ector County, Texas. Positive Impact Waste Solutions, Inc.

                                                By:_____________________________
                                                   Timothy P. Spencer, President


                                                By:_____________________________
                                                   __________________, President


                                  Attachment A
                         PIWS-3000 - Pricing Attachment
                         ------------------------------
                         Medical Waste Processing System
                         -------------------------------
                  Mobile Unit Specifications and Warranty Sheet

A. Positive Impact Waste Solutions, Inc.'s PIWS-3000 (Mobile System) VIN
No. - TBD
Tag No. - TBD
PIWS ID No. - NE001

Trailer - Standard Equipment
----------------------------
Dimensions (Trailer)                   30'(9,14m)L x 8'(2.33m)W x 12' 11"(3.93m)H
Weight (approximately)                 48,000 Lbs. (21,600 kg)
Generator                              Cummins Model 150DGFA Diesel Generator Set
Monitoring System                      Weigh Tronix System w/pH monitor and Scale
                                       Continous pH monitoring and data capture system
                                       Dot matrix printer
Shredding Power                        2 @ 60 hp ea. (44.8 kW ea.)
Auger Power                            2 @ 5 hp ea. (3.7 kW ea.)
HEPA Filter Power                      1/2 hp (.4 kW)
Electrical Equipment                   NEMA Standards
Power Supply Required                  480 vac/3 (phi) /60 Hz, 200 amp
                                       380 vac/3 (phi) /60 Hz, 200 amp (Minimum)
Unit Power Use                         45 kWh
Processing Rate                        2000 lbs./hour (908 kg/hr)
Water Usage                            3-4 gallons/hour (11.4-15.2 l/hr) Load Dependant
Exit Waste Moisture Content            .5% to 1% (Waste Dependent)
Water Tank Capacity                    50 gallons (45.4l) with heat source
Treatment Time                         5 - 8 minutes (Load Dependent)
Load and Scale System                  Toter TrimLift System with Weightronix scale system
Load Container Size                    @96 Gal. ea. (363.4 l ea.)
Waste Lift Load Capacity               150 lbs. maximum (68.4 kg)
Scale Calibration @                    200 lbs. (90.7 kg)
HEPA Filter Flow                       525cfm@1"H2 O (248l/s@25.4kg/min)
Load Height Auto Load                  Ground or Loading Dock +44.5" (113cm)
Hopper Pressure                        less than one atmosphere
Hopper Filtration                      HEPA 99.99% Efficient @ .3(mu)
Operational Temperature                -20(Degree)F - 120(Degree)F (-6.66(Degree)C - 48.8(Degree)C)
Loading Interlock for:                 pH levels below 11.0 or above 12.5
                                       Radioisotope Detected
                                       Machine Malfunction
Cold-Ster(R) Hopper                    Top mounted, 100 lbs. capacity, 7.5% distribution
Floor Cold-Ster(R) Hopper              Additional  Hopper with 350 lbs.  capacity and auger tube for direct  introduction into the Tube mounted Cold-Ster(R) Hopper
Program Logic Control                  Standard programmable interface

Optional Equipment not Currently Quoted (Additional Costs - Change Order Required)
----------------------------------------------------------------------------------
Electrical Connection                  Russell Stohl Disconnect with 50 to 100 feet of cable
Program Logic Control                  Additional programming over standard

                                  Attachment B

                             Installation & Warranty

1. Prices include installation of generator to power mobile system. Customer must provide any required water and alternate power for the system.

2. All Prices are FOB Odessa, Texas, excluding taxes, licenses and duties, subject to Domestic Warranty. 3. Delivery of the system is available after payment is received from customer for the entire sales price.

B. PIWS' standard warranty, listed below, is the sole and complete warranty provided for the PIWS-3000 System. There are no warranties, express or implied, statutory or otherwise, except such warranties as are expressly set forth herein. We warrant the equipment described herein against defects in material and workmanship, only under the normal use and service for which it is designed, for a period of one year after the date of shipment; provided, however, that if the warranty provided by any third-party manufacturer for any part incorporated into such equipment is greater or less than such one-year period, then such part shall be warranted for such greater or lesser period, and PIWS shall be responsible for obtaining for the benefit of customer all rights and benefits pursuant to such third-party manufacturer parts warranty.

C. Subject to the requirements of paragraph 3.B above, all auxiliary equipment and components specified by PIWS and purchased from others and furnished by us are warranted only to the extent of the warranties of the original manufacturer.

D. In simple terms, PIWS will repair or replace parts manufactured by us deemed defective under the terms of our warranty. Commercial items are covered directly by warranties of their appropriate manufacturers. (Commercial items are items that are the suppliers standard products sold to many, for a variety of applications.)

E. For commercial items that PIWS has specified and provided, defective parts in-warranty should be returned to PIWS for replacement. Credit will be given to the customer upon receipt of credit from the supplier.

F. For commercial items that the customer has specified, the customer will return defective in-warranty parts to the component supplier for replacement.

G. In cases in which customer service issues are overriding, the customer and PIWS will work together to get the customer unit back in operation as soon as possible.

H. PIWS shall be responsible for all costs and expenses related to the warranty provided pursuant to paragraph 3.B above, including without limitation costs and expenses relating to removal and replacement of defective parts, associated packaging and shipping costs travel expenses for PIWS personnel or any local repair vendor performing services covered by the terms of our warranty under our direction. PIWS shall respond to customer's request for warranty services within 24 hours of such request. Notwithstanding any provision of this paragraph 3.H to the contrary, customer shall be responsible for removing and/or installing any part if and only if customer can remove and/or install such part during its normal business hours and using its normal business personnel, without undue burden on customer's operations, and without incurring any costs or expenses payable to third parties for any services, tools or equipment.

I. PIWS may decide, from time to time, to offer assistance beyond the terms of this warranty at no cost to the customer, however, any such actions will be solely at PIWS' discretion.

J. PIWS will provide field repair services upon request by the customer in accordance with a rate sheet to be provided. If the customer desires such field service, it will be authorized by a purchase order number in advance or by the establishment of a standing purchase order. PIWS will make every effort to dispatch a field service person within 24 hours of receiving notification and a purchase order number. Invoices for field service are payable within 30 days of issuance.

K. PIWS maintains the right to retrofit the PIWS-3000 Systems with design enhancements or product improvements that are deemed by PIWS to improve the overall performance or reliability of the equipment within twelve
         (12) months of date of shipment. These design enhancements or performance improvements, when done would be at PIWS expense.

L. Warranty: Disclaimer of implied Warranties, Etc. PIWS does warrant that the PIWS-3000 shall operate in accordance with all other specifications set forth in the Operations and Maintenance Manual delivered to Customer by PIWS for the term of the Agreement unless the non-conformity is caused by casualty, misuse, failure to maintain in accordance with the Operations and Maintenance Manual or other causes beyond the reasonable control of PIWS (herein "Excepted Causes"). In the event that the PIWS-3000 fails to so conform, PIWS shall provide diagnostic services to determine the nature and extent of the non-conformance and shall with reasonable promptness correct the non-conformity.

M. PIWS sole liability hereunder in the event of the non-conformance of the PIWS-3000 with the specifications (except for the volume and or poundage of throughput of RMW) of the Operations and Maintenance Manual shall be to promptly repair or replace the PIWS-3000, any parts or components thereof not resulting from the Excepted Causes and further payments shall not be abated for any periods of maintenance.

N. The Customer acknowledges that the use of PIWS' registered product Cold-Ster(TM) is a vital part of the performance of the PIWS-3000. The use of any other chemical or the non-use of Cold-Ster(TM) in the correct proportions to neutralize the waste will negate all warranties, expressed or implied herein.

O. PIWS MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANYONE, AS TO THE FITNESS, MERCHANTABILITY, DESIGN, CONDITION, CAPACITY, PERFORMANCE OR OTHER ASPECT OF THE PIWS-3000, PIWS-3000 SYSTEM, ANY COMPONENT OF EITHER, OR THE MATERIAL OR WORKMANSHIP, EXCEPT AS SET FORTH EXPRESSLY ABOVE.

P. PIWS further disclaims any liability for loss, damage or injury to Customer or third persons (including employees, agents and independent contractors of Customer) as a result of any defects, latent or otherwise, in any of the equipment including the PIWS-3000 itself, whether arising from PIWS negligence or application of the laws of strict liability.

Q. Waiver of Damages - REGARDLESS OF CAUSE OF ANY ACTUAL OR ALLEGED LOSS OR DAMAGE, CUSTOMER WILL NOT ASSERT ANY CLAIM WHATSOEVER UNDER ANY THEORY WHATSOEVER, AGAINST PIWS FOR LOSS OF ANTICIPATORY PROFITS, OR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR ANY PUNITIVE OR EXEMPLARY DAMAGES.

I hereby accept and agree to the terms and conditions as set forth above in this Quotation and acknowledge by my signature below:



______________________________       _______________________
Name                                 Date

______________________________
Title

______________________________
Company

______________________________
Address

______________________________
City, State, Country, Zip

                                    EXHIBIT M
                                    ---------

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT
                               ------------------

         This Security Agreement, dated effective as of November 30, 2005 (this "Agreement"), is entered into by and between MedSolutions, Inc., a Texas corporation (the "Pledgor"), and Positive Impact Waste Solutions, LLC, a Delaware limited liability company (the "Secured Party").

                                   WITNESSETH:

         WHEREAS, on even date herewith, the Pledgor has issued (i) a Promissory Note (the "$550,000 Note") to Secured Party evidencing indebtedness in the principal amount of $550,000.00 with simple interest at the annual rate of 8.0% payable in six equal installments of interest only in the amount of $3,666.66 each due monthly beginning on December 30, 2005, and 54 equal installments of principal and interest in the amount of $12,161.83 due each Payment Date (as such term is defined in the Note) thereafter, with the final such installment due on November 30, 2010; and (ii) a Promissory Note (the "$300,000 Note", and collectively with the $550,000 Note, the "Notes") to Secured Party evidencing indebtedness in the principal amount of $300,000 with out interest payable in three equal installments of principal in the amount of $100,000.00 each with the first such installment due on March 30, 2006, the second such installment due on July 28, 2006, and the third such installment due on November 30, 2006;

         WHEREAS, the Pledgor has agreed to secure the payment of the Notes by the pledge to the Secured Party of all of the Pledgor's right, title, and interest in certain of the assets of Pledgor as set forth on Exhibit A attached hereto (the "Assets");

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and undertakings herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                     PLEDGE

         1.01 Pledge of Collateral. The Pledgor hereby grants to the Secured Party a first-lien security interest in the Assets, together with all proceeds thereto and accretions thereon (collectively, the "Collateral").

         1.02 Secured Obligation. The security interest granted by this Agreement shall secure the Pledgor's payment and performance under the Notes, together with any and all renewals, extensions, and modifications of the same, and all costs of collection thereunder (the "Obligations").

         1.03 Termination of Agreement. This Agreement and the security interest created hereby shall terminate as of the date on which the Obligations, and any other amounts that the Pledgor may owe to the Secured Party as a result of this Agreement, including, but not limited to, Sections 3.03 and 4.13 below, are paid in full. Upon the termination of this Agreement, the Secured Party shall, as soon as practical but in no event later than 30 days, file a termination with respect to any financing statement(s) that may have been filed pursuant to this Agreement.

                                   ARTICLE II
                                   ----------

                  REPRESENTATIONS AND COVENANTS OF THE PLEDGOR

         2.01 Representations with Respect to the Collateral. The Pledgor represents and warrants that (i) the Pledgor has the legal capacity to enter into this Agreement; (ii) except for any financing statement that may be filed by the Secured Party with respect to the Collateral, no financing statement covering the Collateral, or any part thereof, has been filed with any filing officer or agency; (iii) no other security agreement covering the Collateral, or any part thereof, has been made and no security interest, other than the one created herein, has attached to or been perfected in the Collateral or in any part thereof; (iv) no dispute, right of setoff, counterclaim, or defense exists with respect to any part of the Collateral; (v) the Collateral is not subject to the interest of any third person, and the Pledgor will defend the Collateral and its proceeds against the claims and demands of any third person claiming against the Pledgor to the extent that such claims are adverse to the Secured Party's rights to the Collateral; (vi) the Pledgor has delivered true and correct asset descriptions of the Collateral; and (vii) the Pledgor is owner of the Collateral.

         2.02 Affirmative Covenants of the Pledgor. The Pledgor covenants and agrees to each and all of the following: (i) to promptly execute and deliver to the Secured Party all such other assignments, certificates, and supplemental writings, and to do all other acts or things, as the Secured Party may reasonably request in order more fully to evidence and perfect the security interest created herein; (ii) to promptly furnish the Secured Party with any information or writings that the Secured Party may reasonably request concerning the Collateral; (iii) to promptly notify the Secured Party of any change in any material fact or circumstances warranted or represented by the Pledgor in this Agreement or in any other writings furnished by the Pledgor to the Secured Party in connection with the Collateral; (iv) to promptly notify the Secured Party of any claim, action, or proceeding affecting title to the Collateral, or any part thereof, or the security interest herein, and at the request of the Secured Party, to appear in and defend, at the Pledgor's sole expense, any such action or proceeding; (v) to promptly pay to the Secured Party the amount of all court costs and reasonable attorneys' fees incurred by the Secured Party in the enforcement of its rights hereunder; (vi) demand, notice, protest, notice of intent to accelerate, notice of acceleration and all demands and notices of any action taken by the Secured Party under this Security Agreement or in connection with the Notes, except as otherwise provided in this Security Agreement, are hereby waived, and any indulgence of the Secured Party, substitution for, or exchange or release of, Collateral, in whole or in part, or addition or release of any person liable on the Collateral is hereby assented and consented to by the Pledgor; (vii) the Pledgor will not subject the Collateral to any lien or security interest, except in favor of the Secured Party, or assign any part or all of the Collateral to any party other than the Secured Party; and (ix) the Pledgor shall pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the Pledgor's failure to do so, the Secured Party, at its option, may pay any of them. Such payment shall become part of the indebtedness and obligations secured by this Security Agreement and shall be paid to the Secured Party by the Pledgor immediately and without demand, with interest thereon at the Default Rate (as such term is defined in the Notes).

         2.03 Negative Covenants of the Pledgor. The Pledgor covenants and agrees that, without the prior written consent of the Secured Party, the Pledgor will not (i) sell, assign, or transfer any of the Pledgor's rights in the Collateral other than in the ordinary course of business with respect to inventory; or (ii) create any other security interest in, mortgage, or otherwise encumber the Collateral or any part thereof, or permit the Collateral to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character senior to the security interest created herein in favor of the Secured Party.

                                   ARTICLE III
                                   -----------

              DEFAULT AND RIGHTS AND REMEDIES OF THE SECURED PARTY

         3.01 Definition of Default. The term "Default," as used herein, means the occurrence of any of the following events: (i) the failure of the Pledgor to make any payment (whether at maturity or otherwise) of principal or interest on the Notes when due and payable under the Notes; (ii) except as otherwise provided in this Section 3.01, the failure of the Pledgor to perform any material covenant, agreement, or condition contained herein, which failure continues for a period of 10 days after the Secured Party gives written notice thereof; (iii) the levy against the Collateral, or any part thereof, of any execution, attachment, sequestration, or other writ; (iv) the appointment of a receiver with respect to the Collateral, or any part thereof; (v) the filing by the Pledgor, by way of petition or answer, of any petition or other pleading seeking relief as a debtor, or an adjustment of the Pledgor's debts, or any other relief under any bankruptcy, reorganization, or insolvency laws now or hereafter existing; or (vi) the receipt by the Secured Party of information establishing that any representation or warranty made by the Pledgor herein is false, misleading, or erroneous in any material respect and such default is not cured within 20 days thereafter.

         3.02 Remedies Upon Event of Default. Upon the occurrence of a Default and the continuance thereof, in addition to any and all other rights and remedies that the Secured Party may then have hereunder, under the Uniform Commercial Code as enacted in the State of Texas (the "Code"), or otherwise, the Secured Party at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency, or debtor-relief law, (i) after notification required pursuant to Section 3.03 hereof, sell or otherwise dispose of, at the Pledgor's principal place of business, or elsewhere, as chosen by the Secured Party, all or any part of the Assets, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Assets shall not exhaust the Secured Party's power of sale, but sales may be made from time to time until all of the Assets have been sold or until the Obligations have been paid in full), and at any such sale it shall not be necessary to exhibit the Assets; (ii) reduce its claim to judgment, foreclose, or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (iii) with the consent of the Pledgor, retain the Collateral in complete satisfaction of the Obligations whenever the circumstances are such that the Secured Party is entitled to do so under the Code, provided only that the Secured Party comply with all applicable procedural requirements imposed by the Code; (iv) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof; (v) buy the Collateral at any public sale; and (vi) buy the Collateral at any private sale if the collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. The Secured Party shall be entitled to apply the proceeds of any distribution, sale, or other disposition of the Collateral in the following order: first, to the payment of all of its reasonable expenses incurred as a result of the Pledgor's Default, including, but not limited to, holding and preparing the Collateral, or any part thereof, for sale or other disposition, in arranging for such sale or other disposition, and in actually selling the same; and second, toward payment of the Obligations in such order and manner as the Secured Party, in its discretion, may deem advisable. Except in the case of clause (iii) above, the Secured Party shall remit to the Pledgor any surplus. If the proceeds are not sufficient to satisfy the Obligations in full, the Pledgor shall remain personally liable for any deficiency with respect thereto.

         3.03 Sale of Collateral. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor, and to any other person entitled under the Code to notice; provided, however, that if the Collateral is declining, or threatens to decline, speedily in value, or is of a type customarily sold on a recognized market, the Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than 20 calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this Section 3.03.

                                   ARTICLE IV
                                   ----------

                                  MISCELLANEOUS

         4.01 Rights and Remedies Cumulative. All rights and remedies of the Secured Party hereunder are cumulative of each other and of every other right or remedy that the Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Should the Pledgor have heretofore executed or hereafter execute any other security agreement in favor of the Secured Party, the security interest therein created and all other rights, powers, and privileges vested in the Secured Party by the terms thereof shall exist concurrently with the security interest created herein.

         4.02 Binding Agreement. This Security Agreement shall be binding upon and inure to the benefit of the respective successors, representatives, and assigns of the Pledgor and the Secured Party, provided, however, that the Pledgor may not assign or transfer its rights or duties hereunder without the prior written consent of the Secured Party.

         4.03 Waiver of Rights. No waiver by the Secured Party of any Default shall be deemed to be a waiver of any other subsequent Default, nor shall any such waiver by the Secured Party be deemed to be a continuing waiver. No delay or omission by the Secured Party in exercising any right or power hereunder, or under any other writings executed by the Pledgor as security for or in connection with the Obligations, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Secured Party hereunder or under such other writings.

         4.04 Subrogation. If the Obligations, or any part thereof, be given in renewal or extension, or applied toward the payment of indebtedness secured by mortgage, pledge, security agreement, or other lien, the Secured Party shall be, and is hereby, subrogated to all of the rights, titles, security interests, and other liens securing the indebtedness so renewed, extended, or paid.

         4.05 Usury Savings Clause. No provision herein shall require the payment or permit the collection of interest in excess of the maximum permitted by law, if any. If any excess of interest in such respect is provided for herein, the provisions of this Section 4.05 shall govern, and the Pledgor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law.

         4.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

         4.07 Agreement as Financing Statement. The Secured Party shall have the right at any time to execute and file this Agreement as a financing statement within the meaning of the Code, but the failure of the Secured Party to do so shall not impair the validity or enforceability of this Agreement.

         4.08 Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         4.09 Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

         4.10 Construction. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

         4.11 Gender. Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa.

         4.12 Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

         4.13 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         4.14 Inurement. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

         4.15 Amendment. This Agreement may be amended only by the unanimous written consent of the parties hereto.

         4.16 Entire Agreement. This Agreement and the Notes contain the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

         4.17 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



              [The remainder of page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first written above.


                                          PLEDGOR:

                                          MedSolutions, Inc.



                                          By:___________________________________
                                             Matthew H. Fleeger, President/CEO


                                          SECURED PARTY:

                                          Positive Impact Waste Solutions, LLC



                                          By:___________________________________
                                             Tim Spencer, President

                                    Exhibit A
                                    ---------

                                     ASSETS


PIWS 3000 mobile treatment units with serial numbers 1, 4 and 5